UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

U.S. Xpress Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS AND 2022 PROXY STATEMENT

U.S. XPRESS

MAX FULLER
CO-FOUNDER &
EXECUTIVE CHAIRMAN

MESSAGE FROM OUR CHAIRMAN
April 14, 2022
To my fellow stockholders,
We are pleased to invite you to the 2022 Annual Meeting of Stockholders to be held on May 25, 2022, at 11:30 a.m. EDT. We will once again be hosting a telephonic Annual Meeting, the details of which can be found on page 70 of this Proxy Statement.
2021 was a year of successes and challenges.
We made significant strides in transforming U.S. Xpress for the future during 2021. We continued to grow our digitally enabled over-the-road fleet, Variant, exiting the year with 1,555 tractors in the fleet and exceeding our goal to exit the year with 1,500. We continued to scale our Brokerage segment which grew revenue, load count and percentage of loads processed digitally in 2021. We also continued to make improvements to the safety of our fleet and the overall experience for our professional drivers. Our progress was recognized by our customers, including FedEx Ground and Michaels Stores who both named us a “Carrier of the Year” in 2021 and by Procter & Gamble who named one our professional drivers a “Driver of the Year.” In addition, the Environmental Protection Agency presented us with a SmartWay Excellence Award demonstrating our position as an industry leader in freight supply chain environmental performance and energy efficiency.
Variant was successful in growing its fleet size in 2021; however, our overall performance metrics started to deteriorate in the second half of the year. Our year ended with a leadership change at Variant as we began the transition from a startup culture to commercialization. We are bringing together our technology and operations teams to focus on improved execution and profitability as we scale the fleet in the coming years.
We are setting the standard for our industry.
During the past year we continued to apply innovative solutions to industry challenges. We advanced our freight optimization engine at Variant incorporating yield, among other attributes, into its decision making, increased the transaction volume on our digital freight marketplace, and added technological solutions to improve our overall fleet safety and experience for our professional drivers. Looking further out, we continue to advance our autonomous vehicle strategy with the goal of helping to alleviate the growing driver shortage in our industry and provide an additional transportation mode in our portfolio of offerings for our customers.
Looking to the future.
Our commitment to grow and create value for all our stakeholders remains a key priority. I look forward to engaging with you in the months ahead as we continue to execute on our multi-year transformation at U.S. Xpress. On behalf of the Board of Directors and all employees of U.S. Xpress, I want to thank you for your continued investment and support.
Max Fuller
Co-Founder & Executive Chairman
Chattanooga, Tennessee

JOHN RICKEL
LEAD INDEPENDENT
DIRECTOR

MESSAGE FROM OUR LEAD INDEPENDENT DIRECTOR
April 14, 2022
To my fellow stockholders,
Our Board is committed to independent oversight and strong corporate governance to maximize the value of your investment. I will continue to work hard to foster stockholder engagement, as well as Board oversight and effectiveness.
The Board’s role in management oversight
As Chair of the Governance Committee, I work to recommend potential director nominees for election to the Board, as well as make recommendations to the Board concerning issues related to corporate governance. Our Board consists of qualified and diverse members who bring a wealth of industry knowledge and significant oversight expertise to address the issues facing our Company both in the short- and long-term. Six of our eight directors are independent, and all committees are fully independent. Our Board is committed to actively seeking highly qualified women and diversity candidates as potential director nominees.
Attracting, retaining, and rewarding high-performing talent is critical to the Company’s ability to execute on its long-term strategy and a top priority of the Board. A meaningful portion of our compensation program is performance-based and aligned with stockholders’ interests. For 2022, we added Operating Ratio as the key metric for our Brokerage segment replacing loads per day to further align compensation with profitability growth.
Board highlights
Our Board is involved in the Company’s commitment to create a positive impact in the communities where it does business. We made progress this year in our efforts around inclusion and diversity, employee education and giving and community partnerships. We are committed to advancing these efforts and linking them to our long-term strategy.
Your vote is important to us. We encourage you to read both our Annual Report and Proxy Statement in full and to vote in accordance with our recommendations. On behalf of the Board of Directors, thank you for your continued support and investment in U.S. Xpress.
John Rickel
Lead Independent Director
Chattanooga, Tennessee

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
To my fellow stockholders,
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of U.S. Xpress Enterprises, Inc. We will hold our Annual Meeting this year solely by audio conference call accessible via telephone. You will not be able to attend our Annual Meeting in person.
	Meeting Agenda	Board Recommendation
Item 1	A proposal electing the eight directors named in the Proxy Statement	FOR each nominee
Item 2	A proposal approving our executive compensation (an advisory “Say on Pay” resolution)	FOR
Item 3	A proposal ratifying the appointment of our independent registered public accounting firm for 2022	FOR
Item 4	Any other business that may properly come before our Annual Meeting

Meeting Logistics
When:
Wednesday, May 25, 2022
How I can attend:
Beginning at 11:15 a.m. EDT until the meeting start time at 11:30 a.m. EDT, you can dial 1-877-423-9813 and request to join the U.S. Xpress Annual Meeting of Stockholders.
Stockholders should be prepared to provide their name and personal identification number (personal identification number is the Control Number as provided in the voting materials).
Who can vote:
U.S. Xpress Enterprises stockholders as of the close of business on March 29, 2022, will be entitled to vote at our Annual Meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors,
Nathan Harwell
EVP, Chief Legal Officer & Corporate Secretary
April 14, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2022:
Our Proxy Statement for the Annual Meeting of Stockholders and our 2021 Annual Report are available at http://www.astproxyportal.com/ast/22219.

Proxy Statement Summary
Proxy Summary
The terms “Company,” “we,” “us,” and “our” refer to U.S. Xpress Enterprises, Inc. and its consolidated subsidiaries. The term “Board” refers to our Board of Directors. The information included in this Proxy Statement should be reviewed in conjunction with the consolidated financial statements, notes to consolidated financial statements, reports of our independent registered accounting firm, and other information included in our 2021 Annual Report. A copy of our 2021 Annual Report is available free of charge at http://www.astproxyportal.com/ast/22219/. Except to the extent it is incorporated by specific reference, our 2021 Annual Report is not incorporated into this Proxy Statement and is not considered to be a part of the proxy soliciting material. Website addresses and hyperlinks are included for reference only. The information contained on websites referred to and/or linked to in this Proxy Statement (other than to the extent specifically referred to herein as required by the SEC’s rules) is not part of this proxy solicitation and is not incorporated by reference into this Proxy Statement or any other proxy materials.
VOTING ROADMAP
Proposal	Election of 8 Directors (see page 66)
1
The director nominees best serve our Company and stockholders by possessing high personal integrity and character, demonstrated management and leadership ability, extensive experience within our industry and across complementary sectors, and the ability to exercise their sound and independent judgment in a collegial manner.
OUR BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE
Proposal	Advisory Approval of the Company’s Executive Compensation (“Say on Pay”) (see pages 67-68)
2
Our current executive compensation program appropriately links executive compensation to our/their performance and properly aligns the interests of our executive officers with those of our stockholders.
OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL
Proposal	Ratification of the Appointment of Grant Thornton LLP (“GT”) as the Company’s Independent Public Accounting Firm (see page 69)
3
After assessing the qualifications, performance, and independence of GT, which has served as our independent registered public accounting firm since 2020, our Board believes that retaining GT is in the best interests of the Company.
OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

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Proxy Statement Summary
BUSINESS OVERVIEW
For much of our history, we focused primarily on scaling our fleet and expanding service offerings to support sustainable, multi-faceted relationships with our customers. More recently, we have focused on using technology to reimagine and build a new digitally enabled over-the-road (“OTR”) business model to replace our legacy OTR division which we believe will be more attractive to drivers. By replacing certain human components and historically manual processes with technology-enabled alternatives, we believe this model will be more scalable. In addition, we believe our strategy, management team, revenue base, modern fleet, and capital structure position us well to execute our initiatives, drive further operational gains, and deliver long-term value for our stockholders.
In 2021, we continued to make progress re-engineering the Company to position us for revenue and profitability growth over the next decade based on our belief that the trucking industry was ready to be disrupted through technological advancements and tools such as artificial intelligence and machine learning. Through the adoption of technology, we believe a scalable OTR trucking model with significantly lower costs than our legacy operating model can be achieved.
We currently operate three separate yet complementary business units:
1) An OTR division which transports a full trailer of freight for a single customer from origin to destination
2) A Dedicated division which provides similar freight transportation services as our OTR division, but with contractually assigned equipment, drivers and on-site personnel to address customers’ needs for committed capacity and service levels pursuant to multi-year contracts with guaranteed volumes and pricing
3) A Brokerage segment which is principally engaged in non-asset-based freight brokerage services where loads for our customers are contracted to third-party carriers
We are focused on three main strategic priorities that we believe will position us to be successful in a future trucking industry in which we must adapt technology to be successful.
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Our first priority is to optimize our truckload network and resulting average revenue per tractor per week through allocating capacity and capital to Variant, our digitally enabled OTR fleet and to our Dedicated division that provides committed capacity to our customers

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Our second priority is to continue improving the experience of our professional truck drivers including improving their safety and security

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Our third priority is to continue to advance our technology initiatives which are centered on digitization of our loads and business, as well as automating load acceptance and prioritization

To fund our transformation, we developed technology stacks at both Variant and Xpress Technologies, and staff engineering teams at each division with expertise in data science, artificial intelligence, and machine learning. We believe that by replacing certain elements of our business — including load planning and dispatching — with technology that reduces manual touchpoints, we can achieve a scalable operating model that allows us to achieve our long-term revenue and profitability expectations.
Technology Initiatives and Solutions
During 2021, technology continued to be the primary driver in streamlining the value chain from booking through collection.

2 / 2022 Proxy Statement	investor.usxpress.com

Proxy Statement Summary
Back Office:	Variant:	Brokerage:
● New Enterprise Resource Planning System (in process) ● New data architecture design (in process)
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Implemented new version of our Freight Optimization Engine

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App-based driver experience

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Optimization and automation of legacy manual processes

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Installed Platform Science driver tablets throughout the fleet

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New leadership driving critical changes throughout organization

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Digital platform acquisition created foundation for continued technology development

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Significant scalability achieved in short-term

GOVERNANCE & BOARD BEST PRACTICES
Our adoption of leading governance practices is designed to support our long-term business strategy and success. Strong corporate governance, informed by participation from our stockholders, is essential to achieving our mission. Our Board reviews our major governance policies, practices and processes regularly in the context of current corporate governance trends, investor feedback, regulatory changes and recognized best practices. The foundation of our corporate governance program is providing transparent disclosure to all stakeholders on an ongoing and consistent basis. The following chart provides an overview of our corporate governance structure and processes, including key aspects of our Board operations.
Governing Principle	Our Governance Practices
Boards are accountable to stockholders
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All directors are elected annually, which reinforces our Board’s accountability to stockholders

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Eligible stockholders may include their director nominees in our proxy materials

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Proxy access

Boards should be responsive to stockholders and be proactive in order to understand their perspectives
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Our directors are encouraged to participate in educational programs relating to corporate governance and business-related issues, and the Company provides funding for these activities

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Our Board’s onboarding and director education complement our enhanced recruitment processes

Boards should have a strong, independent leadership structure
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Our Board considers the appropriateness of its leadership structure annually and discloses in our Proxy Statement why it believes the current structure is appropriate

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Our Board utilizes a deliberate process to assess candidates and nominees, including reviewing independence, diversity, skills, experience, service on other boards, other time commitments, and any potential conflicts of interest

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All members of the Audit Committee, the Compensation Committee, and the Governance Committee are independent

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Our Board enhances its director succession planning and selection process, resulting in an experienced group of nominees

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Our Lead Independent Director’s robust and well-defined duties are set forth in our Corporate Governance Guidelines

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All members of our Audit Committee qualify as audit committee financial experts

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Proxy Statement Summary
Governing Principle	Our Governance Practices
Boards should adopt structures and practices that enhance their effectiveness
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Our Board is composed of accomplished professionals with deep experiences, skills, and knowledge relevant to our business, resulting in a high-functioning and engaged Board; a matrix of relevant skills can be found on page 22

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Our Board routinely identifies and requests presentations on topics of interest, such as strategy, competitors, emerging risks, and our environmental, social, and governance (“ESG”) activities

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Our Board seeks to achieve diversity among its members and is committed to actively seek out highly qualified, diverse candidates

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Each committee has a charter that meets applicable legal requirements and reflects good corporate governance

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We have a Code of Conduct and Ethics applicable to all directors, officers, and employees

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The Governance Committee reviews our governance policies and practices periodically and makes recommendations to the Board

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Our Board and each of the committees engage in annual self-assessments through outside counsel; our Lead Independent Director speaks individually with each Board member at least quarterly

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Our Board’s independent directors meet periodically in executive session, and the Lead Independent Director has been identified as the presiding director at all such executive sessions; in 2021, four executive sessions of the independent directors were held

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Our Board formally reviews CEO and senior management succession and development plans and routinely assesses candidates during Board and committee meetings and in less formal settings

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Our independent directors conduct the CEO’s annual performance review, and the independent Compensation Committee establishes his compensation

Boards should develop management incentive structures that are aligned with the long-term strategy of the company
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We require robust stock ownership for directors (5X annual cash retainer), CEO and Executive Chairman (6X base salary), CFO (3X base salary), and other named executive officers (1X base salary)

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Our executive compensation program received support from 99.7% of the votes cast in 2021 and has averaged 99.7% stockholder approval since our initial public offering in 2018

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The Compensation Committee annually reviews and approves incentive program design, goals, and objectives for alignment with compensation and business strategies

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Our Proxy Statement clearly communicates the link between management incentive compensation programs and our short- and long-term performance

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We maintain anti-hedging and anti-pledging guidelines for senior officers and directors

4 / 2022 Proxy Statement	investor.usxpress.com

Proxy Statement Summary
Our Director Nominees
NAME AGE DIRECTOR SINCE	PRIMARY (OR FORMER) OCCUPATION	COMMITTEE COMPOSITION
		AUDIT	COMPENSATION	GOVERNANCE
Eric Fuller 45 2014	Chief Executive Officer and President of U.S. Xpress Enterprises, Inc.
Max Fuller 69 1989	Co-Founder and Executive Chairman of U.S. Xpress Enterprises, Inc.
Jon Beizer 57 2018	Investment partner at Western Technology Investment
Edward “Ned” Braman 65 2018	Former consultant for Silicon Ranch Corporation and former Audit Partner at Ernst & Young, LLP
Brig. Gen. Jennifer G. Buckner, USA, Ret. 53 2020	Deputy Chief Information Security Officer and Senior Vice President for Mastercard, Inc.
Michael Ducker 68 2020	Former President & CEO of FedEx Freight
Dennis Nash 67 2018	Founder and Executive Chairman of the Kenan Advantage Group, Inc.
John C. Rickel 60 2018	Former Senior Vice President and Chief Financial Officer of Group 1 Automotive, Inc.

   Chair                      Member                      Lead Independent Director

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Proxy Statement Summary
Board Independence
Independent

75%
of our full Board of Directors is independent according to The New York Stock Exchange (“NYSE”) listing standards and the rules and regulations of the Securities and Exchange Commission (“SEC”). With respect to our three Board committees, each member and committee composition satisfies the applicable committee independence and membership requirements of NYSE and the SEC.

Non-Independent
25%
Tenure Diversity
Less than 5 Years	6 to 10 Years	More than 10 Years

Average Tenure: 6.6 Years
Age Diversity
40 to 49 Years	50 to 59 Years	60 to 69 Years

Average Age: ~ 62 Years

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Corporate Governance
Corporate Governance
OUR BOARD’S ENGAGEMENT
Our management benefits from the thoughtful perspectives and oversight provided by our diverse mix of directors with complementary qualifications, expertise, and attributes. Throughout 2021, our Board of Directors and its committees maintained a regular schedule of quarterly meetings. The Board’s longstanding work to provide oversight, review, and counsel related to long-term strategy, risk management, and enterprise opportunities provided a strong foundation to quickly respond to these and other unexpected global challenges.
TRUST AND ACCOUNTABILITY
Trust and accountability have to be sustainable. It means sharing our success, including 1) through our focus on ESG leadership; 2) investing in our talent and capabilities by focusing on continuous improvement through operational excellence; and 3) by focusing on the resources and benefits needed to be a great place to work.
Through solid business practices we are able to address some of the key challenges facing the world today while also creating business opportunities, allowing us to create shared success with our employees, customers, and communities.
WORKPLACE AND CULTURE
Together with our Board, our management team holds itself accountable to modeling the inclusive and diverse culture we strive to achieve. We focus on creating a respectful and rewarding work environment that allows employees to build meaningful careers. Key to this environment is cultivating a growth mindset, where our workforce is focused on learning, listening, and prospering.
We recruit, develop, and retain diverse talent. This strategy is paying huge dividends — not only for the organization, but for our employees. To foster their and our joint success, we seek to create an environment where employees can do their best work — a place where they can proudly be their authentic selves, and where they know their needs can be met. Over the past several years we have committed to providing increased transparency on our inclusion and diversity (“I&D”) commitments and are making progress in applying and advancing I&D practices across our workplace.
Workforce culture is key to successfully achieving our operational objectives. In an industry that changes rapidly and as part of our intentional efforts to lead digital transformation throughout the organization, we understand ongoing training and development is needed for all employees. To address these evolving needs, we fill skill gaps through talent acquisition and through numerous training programs for our employees such as Leadership Excellence at the Peak, Leadership Excellence Fundamentals for new managers, Leadership Excellence Relationomics, Digital Communities of Practice, Digital Upskilling, and access to over 4,000 courses through our learning management system. For our drivers, we have re-envisioned our driver training program and in 2021, developed and launched our new Professional Driver Onboarding Program.
During 2021, we continued to focus on inclusion as we partnered with Wade Hinton as our Chief Inclusion Partner to conduct a detailed assessment of our inclusion and diversity efforts and develop a best-in-class strategy focused on culture of place and inclusion for the future. In addition, we launched

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Corporate Governance
our self-identify survey to assist in making decisions from an inclusion and diversity standpoint and launched three Employee Resource Groups (“ERG”) — Women in the Workplace ERG, Multi-cultural ERG and Veteran’s ERG — with great participation from our employees. We are committed to diverse representation across all levels of the workforce while working to find the most qualified candidate for every position. We believe our differences make us stronger as a team, and it is through creating an environment that maximizes each individual’s contributions, intentional focus on our cultural goals, and continuous training and development that we and our employees succeed.
SAFETY
Safety in the workplace continues to be a top priority. The measures we have undertaken to support a safe working environment for our professional drivers and the motoring public include:
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Installation of air disc brakes on our tractors in 2016 — one of the first carriers in the nation to do so — and in subsequent years, added air disc brakes to all trailers. A fully loaded, 80,000 pound tractor-trailer traveling 60 miles per hour can reduce stopping distance by approximately 20 feet when equipped with air disc brakes on all axles, rather than traditional drum brakes. That same fully loaded tractor-trailer traveling 70 miles per hour improves stopping distance of approximately 50 feet, or more than three car lengths, with air disc brakes on all axles.

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Helping improve safety on America’s roads with speed limiters. Our entire fleet is equipped with this technology, which manages the speed of tractors, helping reduce accidents and improve fuel efficiency. Our operations use Wi-Fi-enabled technology to remotely set maximum tractor speeds for use of the pedal and for cruise control. Another tool we use to ensure road safety is event recorders: small video cameras installed fleet-wide in 2018 that begin recording when an “event” happens in the vehicle. When triggered by following too closely, a hard brake, speeding, roll stability, or lane departure, the camera captures 12 seconds of video. The documentation helps determine responsibility, and aids driver development and coaching. Event recorders help assess liability and recognize the expertise of professional drivers.

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Maintaining insurance above the Department of Transportation-required minimums for years to provide protection for our drivers and those sharing the road.

To learn more about our safety efforts, see our Safe Trucking Report located on our Research & Reports page of our corporate website.

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Corporate Governance
ENVIRONMENTAL SUSTAINABILITY
As an industry leader and one of the largest asset-based truckload carriers in the United States by revenue, we have a responsibility not only to our key stakeholders but also to the environment.
During 2021, we engaged a professional consultancy firm to perform a materiality assessment of our current corporate responsibility efforts, including our current environmental practices, and benchmark us to certain industry peers. Together we developed an enterprise-wide ESG strategy, which focused on long-term ESG goals and objectives. While we are in the preliminary stages of our long-term environmental sustainability journey, our continued focus is on the issues of environmental stewardship and we believe continuing to advance our ESG efforts is key to our long-term success.
To date, our environmental efforts have focused mainly on improving the efficiency of our fleet and lowering energy and water consumption within our facilities. Our efforts to improve our fleet efficiency were recognized by the Environmental Protection Agency in 2021 as we were presented with a SmartWay Excellence Award.
Our Fleet
We are testing and implementing a wide range of innovative solutions across our entire fleet including:
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Added more than 1,000 Climate Battery Powered Auxiliary Power Units in our new tractors. These units have contributed to reduced engine idle time resulting in lower fuel consumption and higher efficiency while providing for the demands of the cab environment

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Applications include parking locators to reduce wasted miles driven locating open parking spaces, increasing efficiency of available driving hours

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Telematics, geo-fencing, and global position tracking to route vehicles into service facilities

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Predictive analytics to bring vehicles in for service before service failures occur over-the-road

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Reduced maximum speeds of our tractors by 2 miles per hour, which lowers wind resistance and emissions output

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Field testing of new axle technology that disengages one of the two drive axles at highway speeds

To learn more about our corporate responsibility efforts, see our Corporate Responsibility Report located on our Corporate Responsibility page of our corporate website.
Our Shops
In our terminals throughout the country where trucks are serviced, we’ve implemented a range of environmental initiatives including:
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Extensive lighting upgrades, replacing inefficient fixtures with a combination of new energy-efficient lighting

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Waste coolant and oil pickups by a certified company that protects our “cradle to grave” responsibility. The oil is then refined and sold as heating oil, fuel blend, or other solutions

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Oil/water separators that are routinely serviced by a certified company that properly disposes of waste material

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Scrap metal sales to local companies that, in turn, sell to scrap metal factories

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Factory-certified refrigerant machines that properly capture, clean, and store the refrigerant for reuse

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Corporate Governance
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All personnel that handle refrigerant or perform repairs on refrigerant equipment are 60/609 certified.

Our Offices
Approximately 1,300 employees occupy our Company headquarters (approximately 155,000 square feet) in Chattanooga, TN. With the spread of the global pandemic, we moved 99% of our employees to remote work, significantly reducing our environmental footprint through reduced facilities use. As we begin to return employees to the office, we will continue to measure and benchmark these numbers in addition to ongoing programs we have in place, including:
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Implementation of a complete paper recycling program; this program provides measurable data and outlines our carbon footprint reduction. In 2021, we estimate that we recycled approximately 80,000 pounds of paper, lowered our greenhouse gas emissions by 416,000 pounds, reduced landfill space by 253 bags of trash, and saved over 76,000 gallons of water

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Installation of Evaporcool systems, providing energy savings and a measurable cost reduction by reducing the incoming ambient air temperature used by the roof-top air cooled units

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Installation of a “white roof,” saving energy related to the reflection of the sun and general cooling of the building shell

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Installation of Xlerator hand dryers to reduce paper product consumption

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Installation of hands-free auto faucets and water closets for the reduction of water usage

In addition, we use only green certified cleaning products that comply with the requirements of the Green Seal Standard for Commercial and Institutional Cleaning. These efforts are contributing to our overall ESG efforts and helping to create an environment where our employees, partners, customers, and stockholders are proud to be associated with U.S. Xpress.

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Corporate Governance
GOVERNANCE STRUCTURE
Framework
Our corporate governance framework was designed to ensure our Board has the authority and practices in place to review and evaluate our business operations and to make decisions independent of management. Our goal is to align the interests of directors, management, and stockholders, and comply with all applicable laws and regulations.
This governance framework establishes the practices our Board follows specific to composition and member selection, meetings and involvement of senior management, director compensation, CEO performance evaluation, management succession planning, and Board committees. Our Board is committed to seeking opportunities for improvements on an ongoing basis and annually updates our corporate governance framework based on stockholder feedback, results from the Annual Meeting of Stockholders, the Board and committee self-assessments, governance best practices, and regulatory developments.
Our Corporate Governance Documents
● Corporate Governance Guidelines ● Audit Committee Charter ● Compensation Committee Charter	● Governance Committee Charter ● Code of Conduct & Ethics ● Reporting Procedures for Accounting Matters

Our corporate governance documents are available in the “Corporate Governance” section of our Investor Relations website and can be accessed directly at
https://investor.usxpress.com/corporate-governance/governance-documents/default.aspx.

Board and Committee Evaluation Process
The Governance Committee is responsible for developing and implementing a director evaluation program to measure the individual and collective performance of directors and the fulfillment of their responsibilities to our stockholders, including an assessment of the Board’s compliance with applicable corporate governance requirements and identification of areas in which the Board might improve its performance.
The Governance Committee also is responsible for developing and implementing an annual self-evaluation process for the Board designed to assure that directors contribute to our corporate governance and to our performance. The Governance Committee engaged outside counsel to develop an annual Board evaluation questionnaire in which our independent directors will assess and comment on various issues concerning the Board’s performance, oversight, resources, composition, culture, and committees. Questionnaire responses are anonymously compiled and summarized in a report prepared by outside counsel. The responses are analyzed by the Lead Independent Director followed by a Board session with outside counsel to review results. The Lead Independent Director has each director certify priority action items to ensure that identified issues are addressed by the Board or the appropriate Board committee. The Governance Committee periodically reviews the self-assessment process, and provides valuable constructive feedback, contributing to the Board’s overall effectiveness, functionality, and oversight.

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Corporate Governance
1	Step 1
The evaluation process is designed to elicit feedback on the processes, structure, composition, and effectiveness of the Board.
2	Step 2

The evaluation results are designed to lead to changes to help facilitate increased Board effectiveness, including the appropriate distribution of oversight responsibilities across the Board and its committees, the structure of executive sessions, enhancements to director onboarding and continuing education programs.

3	Step 3

Committee evaluations are designed to assess committee responsibilities, functioning and effectiveness. Results requiring further review or consideration are discussed at subsequent Board and committee meetings.

Results
Our Board has determined that its members and committees are currently operating in the most efficient and effective manner in its present configuration.
Director Attendance
Our Board held four meetings during the year ended December 31, 2021. During 2021, each member of the Board attended 100% of the aggregate of (i) all meetings of the Board held during the time they were a director; and (ii) all meetings of the committees on which they served held during the time they were a director.

We encourage all Board members to attend our Annual Meeting of Stockholders, although we do not have a formal policy regarding director attendance at such meetings.
Director Orientation & Continuing Education
Our director orientation programs are designed to familiarize new directors with our businesses, strategies, and policies and assist new directors in developing corporate and industry knowledge to optimize their Board service. We conduct or provide access to continuing education programs to enhance the skills and knowledge our directors use to perform their responsibilities. These programs may include internally developed programs, programs presented by third-parties, or financial and administrative support to attend qualifying academic or other independent programs.
Director Stock Ownership Policy
Each of our non-employee directors is required to own stock or deferred stock units with a value equal to five times the annual cash retainer portion of the non-employee director compensation program. Our non-employee directors are required to maintain 50% of all after-tax shares from their equity awards until achievement of the stock ownership requirement. All non-employee directors currently meet the stock retention guidelines, either by holding the required value of stock or by

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Corporate Governance
complying with the retention ratio. Directors who are our employees or employees of one of our subsidiaries do not receive compensation for Board or committee service.
Anti-Hedging and Anti-Pledging Policy
Under the “Executive and Director Stock Ownership, Retention, and Anti-Hedging and Pledging Policy,” our directors, officers, and other employees are prohibited from hedging their ownership positions in Company shares. Hedging activities shall include, but are not limited to, short selling our securities and buying or selling options of any kind, including puts, calls, or other derivative securities, such as swaps, forwards, and futures. Our directors, officers, and other employees are also prohibited from pledging our securities or purchasing our securities on margin or incurring any indebtedness secured by a margin or similar account in which our securities are held without the prior approval of our Board.
The Board of Directors and Its Committees
Board of Directors
Board Independence

Our Class A common stock is listed on NYSE. Therefore, we are subject to the listing standards embodied in applicable NYSE listing standards and the rules and regulations of the SEC, including those relating to corporate governance. The Board has determined that the following directors and director nominees are “independent” under NYSE Rule 303A.02: Messrs. Beizer, Braman, Ducker, Nash, and Rickel and Ms. Buckner. The Board has also determined that with respect to each of our three Board committees, each member and committee composition satisfies the applicable committee independence and membership requirements of NYSE and the SEC. In accordance with NYSE Rule 303A.03, in 2021, our independent directors held four meetings of independent directors, without the presence of management.
Our Governance Committee reviewed:

● the SEC regulatory and NYSE listing standards for assessing the independence of our directors and director nominees

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the criteria for determining each such individual’s independence specifically for purposes of serving on the Audit Committee, Compensation Committee, and Governance Committee, and as an “audit committee financial expert”

● each such individual’s professional experience, education, skills, ability to enhance differences of viewpoint and other qualities among our Board membership

After concluding its review, the Governance Committee submits its independence recommendations to our Board. Our Board then makes its independence determinations based on the committee’s recommendations.

INDEPENDENCE HIGHLIGHTS
● Six out of eight board members are independent ● Each member of our Board committees is independent	● Our independent directors meet without insider directors or management present ● Our Audit Committee regularly meets with our independent registered public accounting firm

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Corporate Governance
Board Oversight of Risk Management
Our Board believes strong and effective internal controls and risk management processes are essential for achieving long-term stockholder value. The Board, directly and through its committees, is responsible for monitoring risks that may affect our organization. The diagram below illustrates the flow of communication between the Board, its committees and the management team as it relates to risk management.
BOARD OF DIRECTORS
The Board seeks to understand the principal risks associated with our business on an ongoing basis.

Audit Committee	Compensation Committee	Governance Committee

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meets with our outside auditor and with management to review and assess any material financial risk exposure

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reviews the steps management has or plans to take to monitor and control financial risk

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reviews with a third-party consultant, at least on an annual basis, risks arising from our compensation policies and overall actual compensation practices for our executive officers

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reviews and assesses whether such risks are reasonably likely to have a material adverse effect

● oversees enterprise-wide risk management ● evaluates the design and effectiveness of the processes in place to perform and review our enterprise-wide risk assessments on an ongoing basis

MANAGEMENT
It is the responsibility of management to ensure the Board and its committees are kept well informed of these changing risks on a timely basis.
Board Leadership Structure and the Lead Independent Director
Our Board is responsible for overseeing the overall corporate governance and the competent and ethical management and operation of our business. We separate the roles of Executive Chairman and CEO. We believe this structure allows the CEO to dedicate his full efforts to the demands and responsibilities of his position, while also allowing us to benefit from the Executive Chairman’s strategic oversight and considerable experience. Mr. Max Fuller serves as the Executive Chairman. In addition to performing all duties incident to the office of the Executive Chairman and such other duties as from time to time may be assigned to him by the Board, the Executive Chairman:
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presides at all meetings of the stockholders and at all meetings of the Board

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makes, or causes to be made, a report on the state of the business of the Company at each Annual Meeting of Stockholders

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sees that all orders and resolutions of the Board are carried into effect

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has the right to sign, execute, and deliver in the name of the Company all deeds, mortgages, bonds, contracts, or other instruments authorized by the Board, except in cases where the signing, execution, or delivery is expressly delegated by the Board or by our Third Amended and Restated Bylaw (the “Bylaws”) to some other officer or agent of the Company or where any of them are required by law otherwise to be signed, executed, or delivered

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Corporate Governance
Mr. Rickel serves as our Lead Independent Director. We believe the Lead Independent Director promotes independent, objective oversight and contributes to the efficiency and functionality of the full Board. The Lead Independent Director:
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consults with the Executive Chairman regarding the agenda for meetings of the Board

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schedules and prepares agendas for meetings of the independent directors

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presides over meetings of the independent directors and executive sessions and at meetings of the Board and the stockholders where the Executive Chairman is not present

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briefs the Executive Chairman on issues discussed in executive sessions

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acts as principal liaison between our independent directors and the Executive Chairman (with the understanding that all directors may engage directly with the Executive Chairman)

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coordinates with the Executive Chairman as to appropriate Board meeting schedules to enable sufficient time for discussion of all agenda items

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coordinates with the Executive Chairman on the materials sent to the Board and approves final meeting materials

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coordinates the activities of the independent directors

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participates in the retention of independent advisors and consultants who report directly to the Board

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consults with the Executive Chairman and CEO in determining the need for special meetings

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calls special meetings of the independent directors

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communicates to the CEO the results of the Board’s evaluation of the CEO’s performance

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if requested by major stockholders, ensures availability for consultation and direct communication as appropriate

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performs all duties of the Executive Chairman in the absence or disability of the Executive Chairman

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such other duties as the Board may delegate from time to time

Executive sessions are typically conducted before or after any Board or Board committee meeting at which a majority of the independent directors are present or by holding special meetings of the independent directors.
Proxy Access
Eligible stockholders who have continuously owned at least 3% of the issued and outstanding Class A common stock for at least three years and who otherwise meet the requirements set forth in our Bylaws may have their director nominees included in our proxy materials. Eligible stockholders may aggregate up to 20 stockholders to reach the 3% ownership threshold. The number of director nominees nominated by an eligible stockholder, or a group of eligible stockholders may not be more than 20% of the total number of directors of the Company, but not less than two. Notice of nominations must be received no earlier than 150 days and no later than 120 days prior to the anniversary of the date the Company mailed its proxy for the immediately preceding Annual Meeting of Stockholders.
Majority Vote Policy
Our Board’s majority vote standard requires that, for incumbent directors to be elected (or reelected) to serve on the Board, they must receive support from holders of a majority of shares voted. An incumbent director who is subject to an uncontested election at any stockholder meeting shall promptly tender his or her resignation for consideration by the Governance Committee, if such director receives a greater number of votes “withheld” from or voted “against” his or her election than are voted “for” such election, excluding abstentions and broker non-votes. The Governance Committee

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Corporate Governance
will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the tendered resignation. In making this recommendation, the Governance Committee will consider all factors deemed relevant by its members including, without limitation, the underlying reasons why stockholders voted for or against the director (if ascertainable); the length of service and qualifications of the director whose resignation has been tendered; the director’s contributions to the Company and the Board; whether by accepting such resignation the Company will no longer be in compliance with any applicable laws, rules, regulations, or governing documents; and whether or not accepting the resignation is in our best interests and those of our stockholders. The Board will act on the Governance Committee’s recommendation no later than at its first regularly scheduled meeting following certification of the stockholder vote, but in any case, no later than 120 days following the certification of the stockholder vote. In considering the Governance Committee’s recommendation, the Board will consider the factors considered by the Governance Committee and such additional information and factors the Board believes to be relevant. We will promptly publicly disclose the Board’s decision and process in a press release, or periodic or current report filed with or furnished to the SEC, or other broadly disseminated means of communication. Any director who tenders his or her resignation pursuant to the majority vote policy will not participate in the Governance Committee recommendation or Board consideration regarding whether to accept the tendered resignation. However, such director shall remain active and engaged in all other committee and Board activities, deliberations, and decisions during the Governance Committee and Board process. If a director’s contingent resignation is rejected by the Board, the director will continue to serve for the remainder of his or her term and until his or her successor is duly elected, or his or her earlier death, resignation, or removal. If a director’s contingent resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the number of directors comprising the Board, in each case subject to our Bylaws.
Communications with Directors by Stockholders and Other Interested Parties
Stockholders and other interested parties may communicate directly with any member, group, or committee of the Board (including our Lead Independent Director who presides over meetings of the independent directors and executive sessions) by writing to U.S. Xpress Enterprises, Inc., c/o Chief Legal Officer, 4080 Jenkins Road, Chattanooga, TN 37421.

Please specify to whom your letter should be directed. Our Chief Legal Officer will review all such correspondence and regularly forward to the Board a summary and copies of all such correspondence that, in his or her opinion, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board. Board members may at any time review a log of all correspondence received that is addressed to Board members and request copies of any such correspondence.
“Controlled Company” Status
Messrs. Eric Fuller and Max Fuller and Mses. Lisa Pate and Janice Fuller, the wife of Mr. Max Fuller, are party to a voting agreement under which each has granted a voting proxy with respect to the shares of Class B common stock subject to the voting agreement. Due to the voting agreement, Messrs. Eric Fuller and Max Fuller and Mses. Lisa Pate and Janice Fuller may be deemed to collectively control a majority of the voting power of our outstanding common stock. As a result, we may qualify as a “controlled company” under the NYSE corporate governance standards. Controlled companies are

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Corporate Governance
eligible for exemptions from certain NYSE corporate governance requirements. Despite the availability of such exemptions, we have elected to comply with requirements applicable to non-controlled companies.
COMMITTEES OF THE BOARD OF DIRECTORS
Audit Committee

COMMITTEE HIGHLIGHTS
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Audit Committee held 12 meetings in fiscal year 2021

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All members are independent under NYSE and SEC rules

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All members are audit committee financial experts under SEC rules

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All members satisfy the NYSE financial literacy and sophistication requirements

Edward “Ned” Braman (Chair)	Jon Beizer	Michael Ducker	John C. Rickel
Key Responsibilities:
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Oversees our accounting and financial reporting policies and processes in accordance with applicable SEC rules and NYSE listing standards

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Reviews and implements the Audit Committee Charter and reports to the Board

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Selects our independent registered public accounting firm, whose duty it is to audit the consolidated financial statements and internal controls over financial reporting for the fiscal year in which it is appointed, and has the sole authority and responsibility to negotiate and pre-approve all audit and audit-related fees and terms, as well as all permitted non-audit services by the independent registered public accounting firm

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Meets with our independent auditors periodically, both together with management and separately, to review and discuss the scope of the audit and all significant matters related to the audit

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Meets with key members of management in separate executive sessions to discuss our internal controls over financial reporting, the completeness and accuracy of our financial statements and any other matters that the Committee or any of these persons believe should be discussed privately

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Reviews the adequacy and effectiveness of our internal controls over financial reporting with management, internal audit and compliance, and the independent auditors

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Reviews our financial statements, Forms 10-Q and 10-K, the earnings press releases and supplemental information and discusses them with the Chief Financial Officer, Chief Accounting Officer, and the independent auditors

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Reviews and discusses with management our major financial risk exposures and steps taken by management to monitor and mitigate such exposure

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Reviews and discusses new accounting pronouncements with the Chief Financial Officer, Chief Accounting Officer, and the independent auditors to assess applicability to and the effect on the organization

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Performs an annual evaluation of the independent auditors’ qualifications, assessing the firm’s quality of service; the firm’s sufficiency of resources; the quality of the communication and interaction with the firm; and the firm’s independence, objectivity, and professional skepticism; the Audit Committee also considers whether to appoint a different independent auditor

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Discusses items of interest or concern to the Audit Committee with management, internal audit and compliance, and/or the independent auditors

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Corporate Governance
Audit Committee Charter. Our Audit Committee operates pursuant to a written charter detailing its purpose, powers, and duties. The Audit Committee reviews and reassesses the adequacy of its formal written charter on an annual basis and recommends changes to the Board when appropriate. The charter is publicly available free of charge on our website at investor.usxpress.com, under the “Corporate Governance” tab.
Audit Committee Financial Experts. The Board has determined that all four members of the Audit Committee qualify as “audit committee financial experts” under Item 407(d)(5)(ii) of SEC Regulation S-K. In the judgment of the Board, each such individual:
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meets the Audit Committee member independence criteria under applicable SEC rules;

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is independent, as independence for Audit Committee members is defined under applicable NYSE listing standards; and

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has sufficient knowledge, experience, and sophistication in financial and auditing matters under relevant SEC and NYSE rules.

The satisfaction of these factors results in each such individual’s accounting or related financial management expertise under NYSE Rule 303A.07 and qualifies each such individual as an “audit committee financial expert,” under Item 407(d)(5)(ii) of SEC Regulation S-K. The Board has designated Mr. Braman as our “audit committee financial expert.”
Report of the Audit Committee. In performing its duties, the Audit Committee, as required by applicable rules of the SEC, issues a report recommending to the Board that our audited financial statements be included in our Annual Report on Form 10-K and determines certain other matters, including the independence of our independent registered public accounting firm. The Report of the Audit Committee for 2021 is on page 58 of this Proxy Statement.
Compensation Committee

COMMITTEE HIGHLIGHTS
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Compensation Committee held four meetings in fiscal year 2021

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All members are independent under NYSE and SEC rules

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All members are “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”)

Jon Beizer (Chair)	Jen Buckner	Michael Ducker	Dennis Nash
Key Responsibilities:
   ●
Assists our Board in discharging its responsibilities relating to establishing and reviewing the compensation of our executive officers, including the CEO

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Approves, oversees, and monitors our compensation plans, policies, and programs for executive officers

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Establishes and reviews compensation for the Board and performs any other activities delegated to the Compensation Committee by the Board

   ●
Reviews and approves the elements of the compensation of our executive officers and our overall executive compensation strategy to ensure such components align with our business objectives, responsible corporate practices, and our stockholders' interests

Compensation Committee Charter. Our Compensation Committee operates pursuant to a written charter detailing its purpose, powers, and duties. The Compensation Committee periodically reviews

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and reassesses the adequacy of its formal written charter on an annual basis and recommends changes to the Board when appropriate. The charter is publicly available free of charge on our website at investor.usxpress.com under the “Corporate Governance” tab.
Report of the Compensation Committee. In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board that our Compensation Discussion and Analysis be included in this Proxy Statement. The Report of the Compensation Committee for 2021 is in the Executive Compensation section of this Proxy Statement on page 43.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was an officer or employee of the Company at any time during 2021 or as of the date of this Proxy Statement, nor was any such individual a former officer of the Company. In 2021, no member of our Compensation Committee had any relationship or transaction with us that would require disclosure as a “related person transaction” under Item 404 of SEC Regulation S-K in this Proxy Statement under the section entitled “Certain Relationships and Related Transactions.”
During 2021, none of our executive officers served as a member of the Board or Compensation Committee (or other Board committee performing equivalent functions) of another entity, one of whose executive officers served on our Compensation Committee. Additionally, during 2021, none of our executive officers served as a member of the Compensation Committee (or other Board committee performing equivalent functions) of another entity, one of whose executive officers served as a member of our Board or Compensation Committee.
See “Certain Relationships and Related Transactions” for a description of certain transactions between us and our other directors, executive officers, or their affiliates, and “Executive Compensation — Director Compensation” for a description of compensation of the members of the Compensation Committee.
Governance Committee

COMMITTEE HIGHLIGHTS
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Governance Committee held four meetings in fiscal year 2021

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All members are independent under NYSE and SEC rules

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The Governance Committee has recommended that the Board nominate Messrs. Beizer, Braman, Ducker, Max Fuller, Eric Fuller, Nash, and Rickel, and Ms. Buckner, for election at the Annual Meeting, each of whom is currently serving as a director

John C. Rickel (Chair)	Edward “Ned” Braman	Jen Buckner	Dennis Nash

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Corporate Governance
Key Responsibilities:
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Reviews and implements the Governance Committee Charter and reports to the Board

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Develops and implements policies and practices relating to corporate governance

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Monitors implementation of our Corporate Governance Guidelines

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Develops criteria for selection of members of the Board

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Seeks individuals qualified to become Board members for recommendation to the Board

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Evaluates the independence and performance of the Board and its committees

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Considers and recommends to the Board a succession plan for the Board Chairman, CEO, and President

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Oversees director orientation, training, and continuing education

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Evaluates the design and effectiveness of the processes in place to perform and review our enterprise-wide risk assessments

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Leads the Board and its committees in their formal annual self-evaluations

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Reviews and reports to the Board on our ESG activities

Governance Committee Charter. Our Governance Committee operates pursuant to a written charter detailing its purpose, powers, and duties. The Governance Committee periodically reviews its formal written charter, as well as those of our Board committees, to ensure each charter reflects a commitment to effective corporate governance and recommends changes to the Board when appropriate. A copy of the charter (which includes Exhibit A (Criteria for Board of Directors) to such Charter, as mentioned below) is publicly available free of charge on our website at investor.usxpress.com, under the “Corporate Governance” tab.
Director Selection Process
Director nominees are chosen by the entire Board, after considering the recommendations of the Governance Committee. The members of the Governance Committee review the qualifications of various people to determine whether they are qualified director nominee candidates for membership on the Board. The Governance Committee will review all such candidate recommendations, including those properly submitted by stockholders, in accordance with the requirements of its charter, SEC regulations, and NYSE listing standards. Upon identifying and selecting qualified director nominee candidates, the Governance Committee then submits its director nominee selections to our Board for consideration. We do not pay a fee to any third-party to identify or evaluate or assist in identifying or evaluating potential nominees.
1	Identification of Qualified and Diverse Candidates

The Governance Committee works with our Board to determine the characteristics, skills, and experience for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds, skills, and experience.

2	Internal Review and Interview Process

When the Governance Committee recruits new director candidates, that process typically involves a member of the Committee contacting a prospect to assess interest and availability. A candidate then will meet with members of the Board and the CEO, and then meet with members of management as appropriate.

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3	Decision-making Process

The Board considers many factors in evaluating the suitability of individual director candidates including their general understanding of our business and industry, finance, and other disciplines relevant to the success of a large, publicly traded company.

Our Board is committed to actively seeking highly qualified, diverse individuals as potential director nominees.
Stockholder Recommendations & Nomination of Director Candidates
It is generally the policy of the Governance Committee to consider stockholder recommendations of proposed director nominees if such recommendations are serious, timely received, and otherwise comply with our Bylaws. Our Bylaws require stockholders to give advance notice of stockholder proposals, including nominations of director candidates. For more information, please see “Stockholder Proposals” in this Proxy Statement.

BOARD COMPOSITION
Director Nominee Qualifications, Expertise, and Attributes
In considering director nominees, the Governance Committee ensures that:
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at least a majority of the members of the Board qualify as “independent” under NYSE Rule 303A.02

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at least three members of the Board satisfy the Audit Committee membership criteria specified in NYSE Rule 303A.07

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at least one member of the Board is eligible to serve on the Audit Committee and has sufficient knowledge, experience, and training concerning accounting and financial matters so as to be financially sophisticated under NYSE Rule 303A.07 and qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of SEC Regulation S-K

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at least two members of the Board satisfy the Compensation Committee membership criteria specified in NYSE Rule 303A.05

In addition to these specific requirements, the Governance Committee takes into account all factors it considers appropriate, which may include, but are not limited to, a director nominee’s:
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diversity

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experience

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accomplishments

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education

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understanding of our business and the industry in which we operate

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specific skills

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general business acumen

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Exhibit A (Criteria for Board of Directors) of the Governance Committee Charter also sets forth various factors and criteria used for selecting director nominees (such factors and criteria are not absolute prerequisites for any such nominee). Generally, the Governance Committee will first consider current Board members as potential director nominees because they meet the criteria listed above and possess knowledge of our history, strengths, weaknesses, goals, and objectives.
Board Diversity
In recommending director nominee candidates for the Board, the Governance Committee considers diversity as an important factor. Our Governance Committee does not have a formal policy with respect to diversity but considers it desirable if potential nominees complement and contribute to the Board’s overall diversity and composition. According to the Governance Committee Charter, such consideration includes each individual candidate’s ability to enhance differences of viewpoint, professional experience, education, skill, and other individual qualities among the members of the Board. The Governance Committee and the Board each believe it is important that Board members represent diverse viewpoints. We therefore interpret diversity to encompass an individual’s ability to positively collaborate with our other Board members, as well as such person’s personal and professional experiences, aptitude, and expertise relevant to our industry. The Governance Committee periodically reviews and assesses the effectiveness of the Committee’s policies with respect to its consideration of diversity in identifying director nominees.
Summary of Core Competencies

	FINANCE & ACCOUNTING	LEADERSHIP	INDUSTRY	TECHNOLOGY & CYBERSECURITY	ENVIRONMENTAL	RISK MANAGEMENT
ERIC FULLER	●	●	●	●	●	●
MAX FULLER	●	●	●	●	●	●
JON BEIZER	●	●	●	●	●	●
NED BRAMAN	●	●	●		●	●
JEN BUCKNER		●		●	●	●
MICHAEL DUCKER	●	●	●		●	●
DENNIS NASH		●	●		●	●
JOHN C. RICKEL	●	●			●	●
Nominees for Directorships
Information concerning the names, ages, current positions, tenure as a director, and business experience of the nominees standing for election as directors at the Annual Meeting, as well as the specific attributes qualifying each director nominee, is set forth below. There are no family relationships between any directors and executive officers, other than Eric Fuller is the son of Max Fuller.
None of the corporations or organizations referenced in the biographies is our subsidiary or affiliate unless otherwise noted. There are no arrangements or understandings between any of the director nominees and any other person pursuant to which any of the director nominees was selected as a nominee. Each of the director nominees has also consented to being named as such in this Proxy Statement and has indicated his intention to serve as a director, if elected.

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Corporate Governance
Eric Fuller				Director Since 2014

Age 45 Committees: None
Mr. Eric Fuller has served as our Chief Executive Officer (“CEO”) since March 2017 and as our President since March 2018. Mr. Fuller also previously served as our President from December 2015 to March 2017 and as Chief Operating Officer from 2012 to March 2017. Prior to accepting his current role, Mr. Fuller served in various operational and leadership roles since 2000, including as our Executive Vice President of Operations and interim President of Arnold, our former subsidiary. Mr. Fuller serves as an executive director of the board of the American Trucking Associations (“ATA”) and as a member of the ATA’s Infrastructure Funding Task Force, an organization created to address the country’s critical need for highway and bridge improvements. Mr. Fuller also serves as a director of the Trucking Alliance, a coalition of freight and logistics companies that support safety and security reforms.

Core Competencies and Qualifications

	FINANCE & ACCOUNTING	LEADERSHIP	INDUSTRY	TECHNOLOGY & CYBERSECURITY	ENVIRONMENTAL	RISK MANAGEMENT
● We believe Mr. Fuller’s extensive transportation and leadership experience, as well as his deep understanding of our culture, qualify him to serve as a director.
Max Fuller				Director Since 1989

Age 69 Committees: None
Mr. Max Fuller is our Co-Founder and has served as our Executive Chairman since March 2017. Mr. Fuller served as our CEO from 2004 until March 2017, our Chairman from 2011 until March 2017 and our Co-Chairman from 1994 until 2011. Mr. Fuller currently serves on the Board of Directors of SunTrust Bank, Chattanooga, N.A. In 2004, Mr. Fuller received a Congressional appointment to serve on the Board of Directors for the Enterprise Center of Chattanooga. He is a past member of the Chancellor’s Roundtable at the University of Tennessee at Chattanooga. Mr. Fuller has been a frequent presenter on safety innovations and the effective deployment of technology in the industry. He frequently addresses transportation related groups, including the National Transportation Safety Board and the Department of Transportation (“DOT”).

Core Competencies and Qualifications

	FINANCE & ACCOUNTING	LEADERSHIP	INDUSTRY	TECHNOLOGY & CYBERSECURITY	ENVIRONMENTAL	RISK MANAGEMENT
● We believe Mr. Fuller’s extensive experience in the industry and business operations and his exemplary executive leadership qualify him to be a director.

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Corporate Governance
Jon Beizer				Director Since 2018

Age 57 Committees Audit Compensation (Chair)
Mr. Beizer is currently an investment partner at the venture debt firm Western Technology Investment (“WTI”). At WTI, Mr. Beizer has led investments in several high-profile companies in the software, mapping, artificial intelligence, and automated driving spaces. Mr. Beizer also was a managing director of Foghorn Capital, LLC — an advisory firm focused on mergers and acquisitions, consulting, board roles, and investing — between 2007 and 2020. Mr. Beizer has held senior positions at various companies including Chief Financial Officer and President of IPWireless, Inc. (2002-2007), a wireless broadband company that was sold to NextWave Telecom, Inc.; Chief Financial Officer, President and CEO of iAsiaWorks, Inc. (1997-2001), an international hosting and data center company that Mr. Beizer helped take public; and Chief Financial Officer of Phoenix Network, Inc., (1992-1997), a publicly traded telecommunications firm that was sold to Qwest Communications International, Inc. Mr. Beizer earned a Bachelor of Arts degree from Harvard College and received a Master of Business Administration from Stanford University.

Core Competencies and Qualifications

	FINANCE & ACCOUNTING	LEADERSHIP	INDUSTRY	TECHNOLOGY & CYBERSECURITY	ENVIRONMENTAL	RISK MANAGEMENT

●
We believe Mr. Beizer’s extensive leadership experience, as well as his experience as a chief financial officer of various companies and his expertise in emerging technologies qualify him to be a director.

Edward “Ned” Braman			Director Since 2018

Age 65 Committees Audit (Chair) Governance
Mr. Braman served as a consultant for Silicon Ranch Corporation, a privately owned renewable energy company, from July 2015 to June 2018. His consulting work included oversight of their internal and external financial reporting and related staffing. Prior to his work with Silicon Ranch, Mr. Braman was an Audit Partner at Ernst & Young LLP from 1997 to 2015. During his nearly 30-year career at Ernst & Young LLP, Mr. Braman developed expertise in the automotive, transportation, and retail industries working with various clients. Mr. Braman has served on the Board of Directors of Healthcare Realty Trust Incorporated (NYSE: HR), a self-managed and self-administered real estate investment trust, since May 2018 and currently serves as the Audit Committee Chair and as a member of the Governance Committee. Mr. Braman has been a Certified Public Accountant since 1985. Mr. Braman holds a BA degree in Economics from Tulane University and a Master of Business Administration from the University of North Carolina at Chapel Hill.

Core Competencies and Qualifications

	FINANCE & ACCOUNTING	LEADERSHIP	INDUSTRY	ENVIRONMENTAL	RISK MANAGEMENT

●
We believe Mr. Braman’s acumen and knowledge in the areas of public company accounting, financial statement, and audit activities and experience as an Audit Partner at Ernst & Young LLP qualify him to be a director.

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Corporate Governance
Brig. Gen. Jennifer G. Buckner, USA, Ret.				Director Since 2020

Age 53 Committees Compensation Governance
Ms. Buckner, Brigadier General, U.S. Army (Retired), currently serves as Deputy Chief Information Security Officer and Senior Vice President, Corporate Security Governance, Risk, and Compliance for Mastercard Incorporated (NYSE: MA). In 2019, Ms. Buckner completed over 30 years of military service, retiring as a Brigadier General and Director of Cyber, Electronic Warfare, and Information Operations for the U.S. Army after beginning her military service in the U.S. Military Academy at West Point. Her last position with the U.S. Army was the culmination of decades of training, leadership, and focus on cyber and technology, including serving as the Deputy Commanding General at the U.S. Army Cyber Command, leading the Joint Cyber Task Force, and collaborating with the U.S. State, Justice, and Defense Departments, as well as the intelligence community. Ms. Buckner received a BS in mechanical engineering management from the U.S. Military Academy, a Master’s in Business Administration in human resources management from Central Michigan University, and a MA in management from Touro University International. In addition, Ms. Buckner received an executive certificate in cybersecurity from the Harvard Kennedy School of Government and training and certifications from the National Association of Corporate Directors. Ms. Buckner also served as a Cyber Fellow at the National Security Agency.

Core Competencies and Qualifications

	LEADERSHIP	TECHNOLOGY & CYBERSECURITY	ENVIRONMENTAL	RISK MANAGEMENT

●
The Board values Ms. Buckner’s extensive leadership experience, as well as her deep knowledge of cybersecurity and information technology. Her years of experience leading cyber and information technology initiatives at the U.S. Army and Mastercard provide the Board with risk management expertise relating to data technology and cybersecurity.

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Corporate Governance
Michael Ducker				Director Since 2020

Age 68 Committees Audit Compensation
Mr. Ducker served as President & CEO of FedEx Freight, a segment of FedEx Corporation (NYSE: FDX), from January 2015 to August 2018, providing strategic direction for the corporation’s less-than-truckload (LTL) companies throughout North America. During his 43-year career with FedEx, he also served as President of International Business, COO of FedEx Express, and President of FedEx Express Asia Pacific. During his tenure with FedEx, Mr. Ducker also led the Southeast Asia, Middle East, and Southern Europe regions for FedEx. Actively involved in the trucking and logistics industry, Mr. Ducker previously served on the executive committee as treasurer for the ATA and as a member of the American Transportation Research Institute Board of Directors. He previously served as Chairman of the U.S. Chamber of Commerce and is a member of its Executive Committee. Mr. Ducker also served as U.S. Co-Chair of the U.S.-Mexico CEO Dialogue and is a member of the Salvation Army National Advisory Board and Executive Committee. He serves on the Board of privately held Amway Corporation and publicly traded nVent Electric Plc. (NYSE: NVT) and International Flavors and Fragrances (NYSE: IFF).

Core Competencies and Qualifications

	FINANCE & ACCOUNTING	LEADERSHIP	INDUSTRY	ENVIRONMENTAL	RISK MANAGEMENT

●
The Board values Mr. Ducker’s immense leadership experience, as well as his extensive knowledge of the trucking and logistics industries and believe Mr. Ducker’s diverse experience and leadership roles qualify him to be a director.

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Corporate Governance
Dennis Nash				Director Since 2018

Age 67 Committees Compensation Governance
Mr. Nash is the founder of the Kenan Advantage Group, Inc., North America’s largest tank truck transporter and logistics provider, which specializes in delivering fuel, chemicals, industrial gases, and food-grade products through a nationwide network. From its founding in 1991 to 2018, Mr. Nash served as the Chief Executive Officer of the Kenan Advantage Group, Inc. and since 2018, Mr. Nash has served as the Executive Chairman of its Board. Prior to founding the Kenan Advantage Group, Inc., Mr. Nash held various executive operational positions and served as the Executive Vice President of Sales and Marketing at Leaseway Transportation, a company dedicated to providing highway transportation, contract carriage, and other distribution services for various industries from 1976 to 1991. Mr. Nash has also served on various labor and advisory councils, as well as on the Board of Directors for the National Tank Truck Carriers and the ATA. Mr. Nash currently serves on the Boards of Directors of Transplace Inc., a private company dedicated to providing transportation management services and logistics technology; HydroChemPSC, a private industrial cleaning and environmental services company; and Cardinal Logistics Management Corporation, a private company dedicated to providing dedicated contract carriage and freight brokerage services in North America. Additionally, Mr. Nash currently serves as the Chairman of the Pro Football Hall of Fame and as a member of the Northwestern University Transportation Center Business Advisory Council.

Core Competencies and Qualifications

	LEADERSHIP	INDUSTRY	ENVIRONMENTAL	RISK MANAGEMENT
● We believe Mr. Nash’s extensive transportation and leadership experience amassed during his 40-year career in the industry qualify him to serve as a director.
John C. Rickel				Director Since 2018

Age 60 Committees Audit Governance (Chair) Lead Independent Director
Mr. Rickel served as the Senior Vice President and Chief Financial Officer of Group 1 Automotive, Inc. (NYSE: GPI), a large automotive retailer, from 2005 until his retirement in August 2020. From 1984 until joining Group 1, Mr. Rickel held a number of executive and managerial positions of increasing responsibility with Ford Motor Company, a global manufacturer and distributor of cars, trucks, and automotive parts. From 2002 to 2004, Mr. Rickel was a member of the Board of Directors and Chai of the Audit Committee of Ford Otosan, a publicly traded automotive company located in Turkey and owned approximately 41% by Ford.

Core Competencies and Qualifications

	FINANCE & ACCOUNTING	LEADERSHIP	ENVIRONMENTAL	RISK MANAGEMENT

●
We believe Mr. Rickel’s extensive experience as a chief financial officer, a member of the Audit Committee of a publicly traded company, and his background in the transportation sector qualify him to be a director.

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Corporate Governance
OUR EXECUTIVE OFFICERS
Our current executive officers (other than our CEO and President, Mr. Eric Fuller, and our Executive Chairman, Mr. Max Fuller, whose information is reflected above under “Corporate Governance —  Nominees for Directorships”) are listed below. All executive officers are elected annually by the Board. There are no familial relationships between any directors and executive officers, except Messrs. Eric Fuller and Max Fuller. All references to experience with us include positions with our operating subsidiaries, and none of the other corporations or organizations referenced in the biographies is a parent, subsidiary, or affiliate of the Company unless otherwise noted. There are no arrangements or understandings between any of the executive officers and any other person pursuant to which any of the executive officers was or is to be selected as an officer. Each of the executive officers also has consented to being identified as such in this Proxy Statement and has indicated his or her intention to serve in his or her respective office, if elected by the Board.
Joel Gard

Age 33 Position Chief Technology Officer
Mr. Gard has served as Chief Technology Officer since March 2022. Mr. Gard served as President of Xpress Technologies between June 2020 and March 2022. Mr. Gard joined us as President of Digital Transformation in December 2019. Prior to joining us, Mr. Gard served as Senior Vice President and Head of Europe at Coyote Logistics, a UPS Company (NYSE: UPS), leading their entry and rapid scale-up in Europe, the Middle East, and the Africa region, from January 2019 to December 2019. He held various senior leadership positions of increasing responsibility at Coyote from April 2015 to December 2018, including Vice President, Europe Operations; Director, Europe Operations; and Senior Manager, Strategic Projects. Mr. Gard brings extensive experience in digital transformation and change management, sales, marketing, operations, international expansion, mergers and acquisitions, and freight technology. He holds a BA in Economics (Honors) and Environmental Studies from Lake Forest College and is a candidate for his Master of Business Administration from INSEAD.

Jason Grear

Age 45 Position Chief Accounting Officer
Mr. Grear has served as Senior Vice President and Chief Accounting Officer since March 2017. Before joining us, Mr. Grear worked in public accounting in the area of audit and assurance services, most recently as a Senior Manager at Ernst & Young, LLP from June 2014 to March 2017. Mr. Grear is Certified Public Accountant and a graduate of Middle Tennessee State University.

Justin Harness

Age 42 Position President, Dedicated
Mr. Harness has served as President of our Dedicated division since January 2021. He previously served as our Chief Revenue Officer from August 2019 to January 2021 and as Chief Marketing Officer from October 2018 to August 2019. Prior to that he served as Senior Vice President of Dedicated Operations from 2014 to October 2018. He served in various leadership roles from 2007 through 2014, including Vice President of Customer Service and Vice President and General Manager of Southwest Operations. Mr. Harness started his career in the transportation industry in a management trainee position with U.S. Xpress in 2002.

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Corporate Governance
Nathan Harwell

Age 46 Position Executive Vice President, Chief Legal Officer, and Secretary
Mr. Harwell has served as our Executive Vice President, Chief Legal Officer, and Secretary since January 2020, where he is responsible for managing and overseeing our Legal, Risk, and Safety departments and providing strategic leadership and coordination of legal matters. Before joining our team, Mr. Harwell served as General Counsel and Corporate Secretary at Rinnai America Corporation, a brand of commercial and home tankless water heaters, where he also served on the Board of Directors. Prior to his time at Rinnai, Mr. Harwell served as Senior Counsel at Medtronic, Inc. (NYSE: MDT), where he provided general legal counsel in the Spine and Biologics Division, with primary responsibilities that included supporting efforts of product development and business operations. Mr. Harwell has practiced law for over 18 years, primarily focused on corporate litigation, strategy and business development, and regulatory analysis and guidance. Mr. Harwell is a graduate of Carson-Newman College and received his Juris Doctor, cum laude, from the Walter F. George School of Law at Mercer University.

Bryan Johnson, Ed.D

Age 39 Position Chief of Staff
Dr. Johnson has served as our Chief of Staff since August 2021, focusing on areas including leading cross-departmental projects, working with human resource teams on educational training and development, and nurturing community partnerships to support area economic, talent, and workforce development. Before joining our team, Dr. Johnson served as the Hamilton County Schools (Tennessee) Superintendent. During his four-year tenure, he was named the top superintendent for the State of Tennessee, and the same year, one of four finalists for the top superintendent for the nation. Prior to joining Hamilton County Schools, Dr. Johnson served nine years in successively more responsible roles with the Clarksville-Montgomery County, Tennessee, school system and was the system’s chief academic officer. Dr. Johnson holds a bachelor’s degree in business administration from Austin Peay State University, a Master’s degree in special education and teaching from Belmont University, and a Doctor of Education in educational leadership and professional practice from Trevecca Nazarene University.

Jacob Lawson

Age 45 Position Chief Commercial Officer
Mr. Lawson has served as our Chief Commercial Officer since January 2021. Prior to joining us, Mr. Lawson spent 14 years at Whirlpool Corporation (NYSE: WHR) holding the roles of Vice President and GM of Sales, Vice President and GM of Refrigeration, and Vice President and GM of eCommerce. Prior to these roles, Mr. Lawson held a variety of roles with increasing responsibilities within Product Marketing, Merchandising, and Sales, as well as eight years in Engineering and Project Leadership roles within the automotive industry. Mr. Lawson brings extensive experience in sales and operations, pricing and merchandising, customer experience, organization transformation, and general management. Mr. Lawson is a graduate of Wayne State University in Detroit and received his Master of Business Administration from Michigan State University.

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Corporate Governance
Eric Peterson

Age 44 Position Chief Financial Officer and Treasurer
Mr. Peterson has served as Chief Financial Officer and Treasurer since October 2015. Mr. Peterson also served as Secretary between October 2015 and December 2018. Mr. Peterson served in various roles since 2003, including Director of Accounting, Vice President of Accounting, and most recently, Senior Vice President of Accounting and Finance from August 2013 to October 2015. Before joining our team, Mr. Peterson worked as a Certified Public Accountant at Ernst & Young, LLP. Mr. Peterson is a graduate of Samford University and received his Master of Accountancy from the University of Alabama.

Amanda Thompson

Age 45 Position Chief People Officer
Ms. Thompson has served as Chief People Officer since August 2019. She joined U.S. Xpress in May of 2004, working in several roles such as Benefits Manager, Benefits and Compensation Director, Sr. HR Director, Vice President of Human Resources, and Sr. VP of Human Resources. Ms. Thompson has worked in the Human Resources field in a variety of positions since 1993. Ms. Thompson is a graduate of Bryan College.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own (directly or indirectly) more than 10% of our Class A common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports (including any amendments thereto) filed with the SEC during 2021 and written representations that no other reports were required during the year ended December 31, 2021, we believe that all our executive officers, directors, and greater than 10% beneficial owners complied with applicable Section 16(a) filing requirements during the year ended December 31, 2021, except Messrs. Eric Fuller, Peterson, Ramsdell, Gard, Grear, Harness, Harwell, and Pischke and Mses. Bailey and Thompson, who each filed a late Form 4 on March 24, 2021, to report the withholding of shares for payment of tax liabilities upon the vesting of restricted stock.
Code of Conduct and Ethics
Our Board has adopted a Code of Conduct & Ethics that applies to all directors, officers, and employees, whether with us or one of our subsidiaries. The Code of Conduct & Ethics includes provisions applicable to our CEO, principal financial officer, principal accounting officer, controller, or persons performing similar functions and that collectively constitute a “code of ethics” within the meaning of Item 406(b) of SEC Regulation S-K. A copy of the Code of Conduct & Ethics is publicly available free of charge on our website at investor.usxpress.com under the “Corporate Governance” tab.
In compliance with SEC regulations and NYSE listing standards, we will disclose amendments to or waivers of our Code of Conduct & Ethics in a press release, on our website at investor.usxpress.com, or in a Current Report on Form 8-K filed with the SEC, whichever disclosure method is appropriate. To date, we have not granted any waivers from our Code of Conduct & Ethics to the CEO, principal financial officer, principal accounting officer, controller, or any person performing similar functions.

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Executive Compensation
Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
For the year ended December 31, 2021, our named executive officers (collectively, the “NEOs”) were as follows:

ERIC FULLER President and Chief Executive Officer	ERIC PETERSON Chief Financial Officer	MAX FULLER Executive Chairman	JOEL GARD Chief Technology Officer	JACOB LAWSON Chief Commercial Officer
ROBERT PISCHKE	CAMERON RAMSDELL
Former Chief Information Officer	Former President, Variant and OTR Operations
Mr. Pischke is no longer with the Company as of September 13, 2021.	Mr. Ramsdell is no longer with the Company as of December 13, 2021.

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Executive Compensation
Section 1—Pay Setting

Key Features of Our Executive Compensation Program
THINGS WE DO:	THINGS WE DON’T DO:

Independent Compensation Committee. Our Compensation Committee establishes the design of our executive compensation program.
Independent compensation consultant. Our Compensation Committee retains an independent compensation consultant.
Annual “say on pay” vote. We provide stockholders the opportunity to annually approve our executive compensation program on an advisory basis.
Performance-based pay.
Use of multiple performance metrics.
Stock Ownership. We maintain a stock ownership policy that reinforces the alignment of executive officer and stockholder interests (including requiring stock ownership of 6X base salary for the CEO and 3X base salary for the CFO).
Clawback Policy. We have a strong executive compensation recovery (“clawback”) policy to ensure accountability.
“Double-trigger” change-in-control cash severance and equity treatment provisions.

Hedging is prohibited. Our directors, officers, and other employees are prohibited from hedging their ownership positions in Company shares.
Pledging must be approved by the Board. Pledging our securities or purchasing our securities on margin or incurring any indebtedness secured by a margin or similar account in which our securities are held is prohibited without the prior approval of our Board.
No excessive executive benefit programs. No excessive perquisites (e.g., no executive-only club memberships).
No repricing of stock options without stockholder approval.
No gross-up payments for equity awards granted after the effectiveness of our initial public offering (“IPO”) to cover personal income taxes or U.S. excise taxes.

Our Compensation Philosophy and Elements of Compensation
The following table illustrates the key elements of the Company’s 2021 executive compensation program:
Element	Form/Vehicle	Time Horizon	Philosophy & Link to Stockholder Value
Base Salary	Cash	Annual	Designed to attract and retain our NEOs with fixed cash compensation to provide stability that allows our NEOs to focus on achievement of business objectives
Short-Term Incentives	Cash	Annual	Designed to focus and motivate our NEOs to achieve pre-established corporate financial goals, as well as incentivize individual performance
Long-Term Incentives	Restricted stock grants	4-year ratable vesting
Designed to (i) utilize the stockholder-aligned retentive value of restricted stock, (ii) mitigate the impact on the share reserve given the stock price decline preceding the annual grant date, (iii) limit stockholder dilution, and (iv) encourage a long-term focus through a four-year vesting period
For 2022, the Compensation Committee added performance-based equity to the long-term incentive program (see Section 3 below).

The Role of our Chief Executive Officer and Compensation Committee
The Compensation Committee has the responsibility to make and approve changes in the total compensation of our executive officers, including the mix of compensation elements. With respect to our CEO, the Compensation Committee has the specific responsibility to:

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Executive Compensation
●
review and approve corporate goals and objectives relevant to the compensation of our President and CEO

●
evaluate the performance of our President and CEO in light of those goals and objectives

●
determine and approve the compensation level of our President and CEO based upon that evaluation

The Compensation Committee also has the responsibility to review annually the compensation of our other NEOs and to determine whether such compensation is reasonable under existing facts and circumstances. In making such determinations, the Compensation Committee seeks to ensure that the compensation of our NEOs aligns the executive officers’ interests with those of our stockholders. The Compensation Committee also reviews and approves all forms of deferred and incentive compensation, including annual cash bonuses, stock option grants, stock grants, and other forms of incentive compensation granted to our NEOs. The Compensation Committee considers the recommendations of our President and CEO in reviewing and approving the overall compensation of the other NEOs (but not with respect to his own compensation). Our President and CEO also works with the Chair of the Compensation Committee to establish the agenda for the Compensation Committee meetings and assists management and the independent compensation consultant to prepare the information required for the meetings. As necessary, the Compensation Committee meets in executive session, without the presence of management.
In making decisions regarding our NEOs total compensation, the Compensation Committee works closely with the independent compensation consultant, FW Cook, and the Compensation Committee also considers the results of advisory votes and the views expressed by our stockholders in regard to executive compensation. Additionally, the Compensation Committee takes into consideration:
●
overall economic conditions

●
changes in responsibility

●
recent and expected financial performances and the Compensation Committee’s assessment of the executive officer’s leadership

●
integrity

●
prospect for future performance

●
years of experience

●
skill set

●
contributions to our financial results and the creation of stockholder value

●
current and past compensation

The Role of our Compensation Consultant
FW Cook was initially engaged in 2018 to provide independent and unbiased external advice and expertise regarding executive compensation and to provide a competitive market pay analysis for our NEOs. FW Cook provides ongoing support to our Compensation Committee regarding executive compensation matters. Such support includes assessing our executive compensation program against best practices, assessing our executive compensation levels and program design relative to our peer group and general practices for comparably sized organizations, providing guidance on regulatory and governance trends impacting compensation, and conducting an annual risk assessment of our incentive compensation programs and practices based on its analysis. Neither FW Cook nor any of its affiliates maintain other direct or indirect business relationships with the Company or any of its affiliates other than the services to be provided to the Compensation Committee. FW Cook’s services are provided under the direction and authority of the Compensation Committee, and all services provided by FW Cook are pre-approved by the Chair of the Compensation Committee.

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Executive Compensation
2021 Compensation Peer Group
Prior to our IPO in June 2018, FW Cook identified a peer group of public companies in the transportation and logistics industry to be used for purposes of benchmarking executive and non-employee director compensation levels, incentive program design and other executive compensation policies and practices.
The peer group has been reviewed for continued reasonableness every year since the IPO. After reviewing the report and considering recommendations from FW Cook in August 2020 to inform 2021 target compensation levels, the Compensation Committee removed Roadrunner Transportation, Systems, Inc. from the peer group as it was delisted. The resulting 14-company peer group consists of:
ArcBest Corporation	P.A.M. Transportation Services, Inc.
Covenant Logistics Group, Inc.	Saia, Inc.
Forward Air Corporation	Schneider National, Inc.
Heartland Express, Inc.	Universal Logistics Holdings, Inc.
Hub Group, Inc.	USA Truck, Inc.
Landstar System, Inc.	Werner Enterprises, Inc.
Marten Transport, Ltd.	YRC Worldwide Inc.
At the time that the peer group for 2021 was approved, the median revenue for the peer group was $1.73 billion and the Company’s revenue was $1.65 billion, in each case based on the most recently reported four quarters.
Recognizing that peer group proxy data are limited to certain senior executive positions, the peer group proxy data were supplemented with size-appropriate general industry survey data to ensure robust market data for each NEO. General industry survey data was used given the lack of robust survey sources in the trucking/transportation industry, and the Compensation Committee did not review the companies participating in the survey. The survey data was adjusted to reflect the lower operating margins within the transportation industry as compared to the general industry companies participating in the survey.
Section 2—Fiscal Year 2021 Compensation Program

In February 2021, the Compensation Committee approved target total direct compensation (“TDC”) levels for each executive, reflecting the sum of base salary, target annual incentive and long-term incentives. The table below summarizes each executive’s 2021 target TDC:
		Target Short-Term Incentives
NEO(1)	Base Salary	% of Salary(2)	Dollar Value	Target Long-Term Incentives	Target Total Direct Compensation
Eric Fuller	$750,000	100%	$750,000	$1,250,000	$2,750,000
Eric Peterson	$440,000	75%	$330,000	$326,000	$1,096,000
Max Fuller(3)	$1,000,000	20%	$200,000	$300,000	$1,500,000
Joel Gard	$310,000	50%	$155,000	$155,000	$620,000
Jacob Lawson(4)	$480,000	50%	$240,000	$240,000	$960,000
Robert Pischke(5)	$450,000	50%	$225,000	$225,000	$900,000
Cameron Ramsdell(5)	$385,000	60%	$231,000	$154,000	$770,000

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Executive Compensation
(1)
This table does not include (i) compensation from the “All Other Compensation” column of the Summary Compensation Table, (ii) stock awards outside of the 2021 long-term incentive plan, or (iii) sign-on bonuses.

(2)
Payouts under the 2021 short-term incentive plan are determined upon base salary paid during the year.

(3)
There was an aggregate limitation on the amount Mr. Max Fuller could earn under the 2021 short-term incentive plan of 20% of his base salary.

(4)
Mr. Lawson did not participate in the 2021 short-term incentive plan; however, he did receive a bonus of $240,000 at the same time as payouts under the 2021 short-term incentive plan. Mr. Lawson is a participant in the 2022 short-term incentive plan.

(5)
Messrs. Pischke and Ramsdell did not receive payouts under the 2021 short-term incentive plan due to termination; however, in association with Mr. Ramsdell’s termination, he received a payment of $231,000 representing the target amount under the 2021 short-term incentive plan. The equity received by Messrs. Pischke and Ramsdell under the 2021 long-term incentive plan was forfeited due to termination.

Base Salary
Our NEO base salaries align with the scope and complexity of their roles, their capabilities, and with prevailing market conditions. The base salaries are set to attract and retain our NEOs with fixed cash compensation to provide stability that allows our NEOs to focus on achievement of business objectives.
For 2021, the base salaries of Messrs. Eric Fuller, Peterson, Max Fuller, Gard, and Pischke continued to be set at the same level as 2020. Mr. Lawson’s base salary was set at $480,000 upon his appointment as our Chief Commercial Officer in January 2021. In February 2021, the Compensation Committee changed Mr. Ramsdell’s base salary from $350,000 to $385,000.
2021 Short-Term Incentive Plan
In February 2021, our Compensation Committee adopted our cash bonus program for 2021 (the “2021 STIP”) to motivate our executives and other participants to achieve the following performance goals (collectively, the “2021 STIP Goals”):
2021 STIP Goals (weighting)	Minimum (Earns 50% of Target)	Target (Earns 100% of Target)	Maximum (Earns 200% of Target)(3)
DOT Reportable Accidents Per Million Miles(1)	0.356	0.347	0.338
Variant Average Revenue Per Seated Tractor(1)	$4,131	$4,262	$4,550
Year-End Variant Seated Tractor Count	1,121	1,443	2,150
Fourth Quarter Brokerage Loads Per Day	900	1,100	1,540
Dedicated Adjusted Operating Ratio(1) (2)	93.81%	92.62%	90.00%
Consolidated Adjusted Operating Ratio(1) (2)	99.00%	97.00%	95.00%

(1)
The measurement period for this goal was January 1, 2021, to December 31, 2021.

(2)
Adjusted operating ratio is defined as total operating expenses (net of fuel surcharge and certain other one-time charges) as a percentage of total revenue (net of fuel surcharge).

(3)
Mr. Max Fuller’s bonus potential was capped at 100% of target.

The 2021 STIP Goals were weighted as follows:
2021 STIP Goals	Messrs. Eric Fuller, Peterson, Max Fuller, and Pischke	Mr. Gard	Mr. Ramsdell
DOT Reportable Accidents Per Million Miles	10%	10%	10%
Variant Average Revenue Per Seated Tractor	20%	10%	30%
Year-End Variant Seated Tractor Count	20%	10%	30%
Fourth Quarter Brokerage Loads Per Day	20%	50%	15%
Dedicated Adjusted Operating Ratio	20%	10%	5%
Consolidated Adjusted Operating Ratio	10%	10%	10%

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Executive Compensation
Depending on the level of the 2021 STIP Goals achieved, the NEOs were eligible to receive a payout expressed as a percentage of their base salary. There were no changes to the target bonus percentages for 2021 compared to 2020. The 2021 STIP provided for linear interpolation between minimum/target and target/maximum performance levels, with no payout for performance below the minimum. The potential cash payouts at target under the 2021 STIP as a percentage of base salary were as follows: Mr. Eric Fuller (100%), Mr. Peterson (75%), Mr. Max Fuller (20%), Mr. Gard (50%), Mr. Pishke (50%), and Mr. Ramsdell (60%).
The actual results under of the 2021 STIP Goals were as follows:
2021 STIP Goals	Results	Earnout as a % of Target
DOT Reportable Accidents Per Million Miles	0.346	105.6%
Variant Average Revenue Per Seated Tractor	$3,903	Below Threshold
Year-End Variant Seated Tractor Count	1,555	115.8%
Fourth Quarter Brokerage Loads Per Day	943	60.8%
Dedicated Adjusted Operating Ratio	97.5%	Below Threshold
Consolidated Adjusted Operating Ratio	98.7%	57.5%
Based on achievement of the 2021 STIP Goals, the Compensation Committee approved payouts under the 2021 STIP as follows:
NEO	Target Bonus	Actual Bonus	Actual Bonus as % of Target
Eric Fuller	$750,000	$387,179	51.6%
Eric Peterson	$330,000	$170,359	51.6%
Max Fuller	$200,000	$103,248	51.6%
Joel Gard	$155,000	$90,310	58.3%
Messrs. Pischke and Ramsdell did not receive payouts under 2021 STIP due to termination, however, in association with Mr. Ramsdell’s termination, he received a payment of $231,000 representing the target amount under the 2021 STIP.
Long-Term Equity Incentive Plan
In February 2021, the Compensation Committee approved grants of restricted Class A common stock under the Omnibus Plan (the “2021 LTIP”). The restricted stock vests in four approximately equal installments on each of March 15, 2022, 2023, 2024, and 2025, and is subject to continued employment and other vesting, forfeiture, and termination provisions. The number of shares granted under the 2021 LTIP was based on a target long-term incentive amount for each NEO, as follows:
NEO	Target Amount	Restricted Stock
Eric Fuller	$1,250,000	130,344
Eric Peterson	$326,000	33,994
Max Fuller	$300,000	31,283
Joel Gard	$155,000	16,163
Jacob Lawson	$240,000	25,026
Robert Pischke(1)	$225,000	23,462
Cameron Ramsdell(1)	$154,000	16,058

(1)
The shares issued to each of Messrs. Pischke and Ramsdell were forfeited upon termination.

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Executive Compensation
The use of restricted stock in our long-term incentive program for 2020 and 2021 was intended to be temporary and was driven by the following factors, among others:
●
at the time of the 2020 and 2021 annual grant dates, our stock price had experienced a significant drop rendering all post-IPO stock options underwater, resulting in low retention hooks

●
the use of stock options would have put pressure on the Company’s equity plan share reserve and result in high levels of shareholder dilution

●
The Company considered introducing PSUs in 2021, but did not do so until 2022 as macroeconomic and COVID-related uncertainty along with the Company’s strategic and operational transformation created significant challenges in multi-year goal setting

For 2022, the Compensation Committee added performance-based equity to the long-term incentive program (see Section 4).
Compensation in Association with Mr. Lawson’s Appointment
In association with Mr. Lawson’s appointment as Chief Commercial Officer, Mr. Lawson received:
●
a cash sign-on bonus of $337,500, intended to replace compensation Mr. Lawson forfeited by leaving his former employer

●
a $240,000 payment payable at the same time as payouts under the 2021 STIP

●
a grant of 86,786 shares of Class A common stock, intended to replace compensation Mr. Lawson forfeited by leaving his former employer. The grant date fair value of this award was $636,141

●
a grant of 50,000 Class A RSUs, vesting in four approximately equal installments on each of March 15, 2022, 2023, 2024, and 2025, subject to continued employment and other vesting, forfeiture, and termination provisions. The grant date fair value of this award was $366,500

●
$124,855 for reimbursement of relocation expenses and $76,392 in tax gross-ups in respect of such reimbursement. The tax gross-ups related to the reimbursement of relocation expenses were pursuant to our relocation policy for officers hired at the vice president level and above.

Modification of Mr. Gard’s Previous Equity Grant
In December 2019, Mr. Gard received a grant of 100,000 performance restricted stock units (the “Gard PRSU Grant”). The award was subject to vesting in accordance with the following criteria, over a performance period of December 9, 2019 to December 9, 2024, whereby the percentage of the award indicated would vest upon the achievement of each respective goal, up to 100% of the award vesting if: (i) our market cap reaches $1 billion (5% vests), $2 billion (5% vests), $5 billion (10% vests), and $10 billion (15% vests), (ii) tractors with certain electronic logging devices (“ELDs”) reaches 5,000 (5% vests), 10,000 (8% vests), 20,000 (15% vests), and 50,000 (25% vests), (iii) Brokerage revenue reaches $500 million in a calendar year (15% vests), $1 billion in a calendar year (20% vests), and $2 billion in a calendar year (20% vests), and (iv) revenue through an ELD application reaches $50 million (5% vests), $100 million (10% vests), and $500 million (25% vests). The Compensation Committee granted authority to Mr. Eric Fuller to set additional performance goals.
In January 2021, Mr. Eric Fuller set additional performance goals for the Gard PRSU Grant to incentivize Mr. Gard to achieve certain additional financial and operational goals (the “PRSU Modification”). While the vesting percentages aggregate to more than 100%, no more than 100% of shares may vest. The additional performance goals were as follows: (i) Brokerage revenue growth rate for a quarter over 25% year-over-year (5% vests) and over 35% year-over-year (10% vests); (ii) Brokerage operating margins at greater than 3% for a quarter (5% vests); (iii) 75% of all Brokerage transactions for a quarter performed digitally (5% vests); (iv) 50% of all freight loads processed digitally for a quarter (5% vests);

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Executive Compensation
(v) launch the Brokerage brand (10% vests); (vi) roll out a Brokerage software as a service offering (10% vests); (vii) Brokerage operating ratio less than 100% for a quarter (5% vests); (viii) Brokerage operating ratio less than 97% for a full calendar year (10% vests); (ix) hire new brokerage leadership (5% vests); and (x) eliminate certain software from the day-to-day workflow (5% vests).
The incremental fair value associated with the modification of the award computed in accordance with FASB ASC Topic 718 was $201,050.
During 2021, the following performance goals under the Gard PRSU Grant were achieved, resulting in the vesting of a total of 35,000 of the PRSUs:
●
Brokerage revenue growth rate for a quarter over 25% year-over-year (5,000 PRSUs vested)

●
Brokerage revenue growth rate for a quarter over 35% year-over-year (10,000 PRSUs vested)

●
75% of all Brokerage transactions for a quarter performed digitally (5,000 PRSUs vested)

●
50% of all freight loads processed digitally for a quarter (5,000 PRSUs vested)

●
Brokerage operating ratio less than 100% for a quarter (5,000 PRSUs vested)

●
Hired new brokerage leadership (5,000 PRSUs vested)

Mr. Pischke’s Separation
In connection with Mr. Pischke’s termination as our Chief Information Officer on September 13, 2021, we entered into a separation agreement with Mr. Pischke (the “Pischke Separation Agreement”). Pursuant to the Pischke Separation Agreement, Mr. Pischke was eligible to receive:
●
a payment of $17,308, representing 10 days of salary in lieu of prior written notice of termination

●
severance pay in the form of salary continuation payments equal to his then-current base salary ($450,000 per year) for a period of 12 months

Mr. Ramsdell’s Separation
In connection with Mr. Ramsdell’s termination as our President, Variant and OTR Operations on December 13, 2021, we entered into a separation agreement with Mr. Ramsdell (the “Ramsdell Separation Agreement”). Pursuant to the Ramsdell Separation Agreement, Mr. Ramsdell was eligible to receive:
●
a payment of $14,808, representing 10 days of salary in lieu of prior written notice of termination

●
severance pay in the form of salary continuation payments equal to his then-current base salary ($385,000 per year) for a period of 12 months

●
COBRA continuation premiums for up to 12 months

●
a cash payment of $231,000, which represents Mr. Ramsdell’s target under the 2021 STIP

Section 3—Fiscal Year 2022 Compensation Changes

In February 2022, the Compensation Committee redesigned the long-term equity incentive program to include performance restricted stock units (“PRSUs”). The PRSUs were set as 20% of the program, with an expectation of increasing the weighting of PRSUs over time. Reflected below are the approved grants of restricted Class A common stock and PRSUs to the continuing NEOs under the Omnibus Plan, with the following target values:

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Executive Compensation
NEO	Total Equity Grant	Restricted Stock	PRSUs
Eric Fuller	$1,250,000	$1,000,000	$250,000
Eric Peterson	$363,045	$290,436	$72,609
Max Fuller	$300,000	$240,000	$60,000
Joel Gard	$155,000	$124,000	$31,000
Jacob Lawson	$240,000	$192,000	$48,000
The values in the table above are target award amounts and actual grant values at target differed based on the stock price used to determine the number of shares granted.
The number of shares of restricted stock granted to each recipient was determined using a floor price of $4.50 per share. The restricted stock vests in four approximately equal installments on each of March 15, 2023, 2024, 2025, and 2026, and is subject to certain vesting, forfeiture, and termination provisions.
The number of target PRSUs was determined using a Monte-Carlo valuation and a $4.50 stock price. The PRSUs are eligible to vest based on our total shareholder return (“TSR”) over the 3-year performance period from January 1, 2022 to December 31, 2024 (the “Performance Period”) relative to that of the 30 Russell 3000 transportation companies with revenues between $250M and $10B, excluding airlines and driverless technology companies, as set forth below:
Air Transport Services Group, Inc.	Knight Swift Transportation Holdings, Inc.
AMERCO	Landstar System, Inc.
ArcBest Corporation	Marten Transport, Ltd.
Atlas Air Worldwide Holdings, Inc.	Matson, Inc.
Copa Holdings, S.A.	Mesa Air Group, Inc.
Costamare Inc.	Old Dominion Freight Line, Inc.
Covenant Logistics Group, Inc.	P.A.M. Transportation Services, Inc.
Daseke, Inc.	Radiant Logistics, Inc.
Eagle Bulk Shipping, Inc.	Ryder System, Inc.
Forward Air Corporation	Safe Bulkers, Inc.
Genco Shipping & Trading Limited	Saia, Inc.
GXO Logistics, Inc.	Schneider National, Inc.
Heartland Express, Inc.	Universal Logistics National, Inc.
Hub Group, Inc.	Werner Enterprises, Inc.
Kirby Corporation	Yellow Corporation
The beginning TSR for each company is calculated using the average closing stock price for the 20 trading days prior to the beginning of the Performance Period. The ending TSR for each is calculated using the average closing stock price for the last 20 trading days of the Performance Period. The TSR calculation will assume reinvestment of any dividends on the ex-dividend date. The PRSUs are eligible for vesting as follows:
Performance Level	Relative TSR	% of PRSUs Vested
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Stretch	75th Percentile	150%
Maximum	90th Percentile	200%
If performance is between threshold and target, between target and stretch, or between stretch and maximum, the percent of PRSUs that vest will be linearly interpolated. There is no payout for performance below threshold. In no event may the value of the PRSUs at vesting exceed 600% of the stock price on the grant date.

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Executive Compensation
Section 4 — Other Compensation Policies and Decisions

Employment Agreements
Each of our NEOs is party to an employment agreement with us, pursuant to which he serves as an executive officer. In April 2018, the employment agreements of each of Messrs. Eric Fuller, Peterson, and Max Fuller were amended and restated. The employment agreements of Messrs. Gard and Lawson were effective in December 2019 and January 2021, respectively. The employment agreements:
●
provide for three-year terms beginning in April 2018, in the case of Messrs. Eric Fuller, Peterson, and Max Fuller, and five-year terms beginning in December 2019 and January 2021, in the case of Messrs. Gard and Lawson, respectively

●
provide for automatic extension of terms for successive one-year periods unless either party provides notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term

●
set the respective executive’s base salary, which is subject to annual review and possible increase (but, in the case of Messrs. Eric Fuller, Peterson, and Max Fuller, would not decrease unless such decrease applies in the same manner to all senior executives); provided the base salary of Mr. Max Fuller was adjusted upon the effectiveness of our IPO to $1,000,000

●
provide for eligibility to receive an annual cash bonus based on the attainment of performance goals, with a target cash bonus of 100% of base salary for Mr. Eric Fuller, 75% of base salary for Mr. Peterson, 20% of base salary for Mr. Max Fuller, 40% of base salary for Mr. Gard (which was increased to 50% of base salary in connection with Mr. Gard’s promotion to President of Xpress Technologies in June 2020) and 50% of base salary for Mr. Lawson

●
provide for participation in our long-term incentive plan and our other employee benefit plans, programs, and arrangements in effect from time-to-time in accordance with their terms

Severance Benefits
Each NEO’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “Potential Payments upon Termination or Change in Control,” or with respect to Messrs. Pischke and Ramsdell, in Section 2.
Perquisites
We provide our NEOs with limited perquisites and other personal benefits, such as:
●
an automobile allowance

●
a medical allowance

●
401(k) match

For 2021, Messrs. Eric Fuller and Max Fuller have personal use of a company aircraft, subject to a 62.5-hour and 50-hour annual limit, respectively (changed from a $125,000 and $100,000 limit, respectively, for 2020), on such personal use, as well as a restriction on such use interfering with our business. All such benefits will be taxable to Messrs. Eric and Max Fuller as required by IRS regulations. We have reviewed and approved each of the perquisites provided to NEOs. While we do not consider these perquisites to be a significant component of executive compensation, we recognize such perquisites are a factor in attracting and retaining talented executives. The aggregate incremental cost of perquisites and other benefits provided to our NEOs is shown in the “All Other Compensation” column of the “Summary Compensation Table” and detailed in the “All Other Compensation Table.” Executives are responsible for all taxes in connection with executive perquisites and are not “grossed-up.”

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401(k)
NEOs and other employees are entitled to participate on the same basis in our 401(k) plan, which provides retirement benefits to employees and provides for employer and employee contributions. For 2021, the Company matched 50% of the first 4% of eligible employee contributions (a maximum employer contribution of 2%).
Nonqualified Deferred Compensation Plan
The Nonqualified Deferred Compensation Plan, as amended (the “Nonqualified Plan”), allows eligible employees, including our NEOs, to defer a portion of their compensation. Participants can elect to defer up to 85% of their base salary, as well as up to 100% of their bonus and performance-based cash compensation and 100% of any 401(k) refund. Generally, we do not contribute to participant accounts under the Nonqualified Plan.
Equity Award Tax Gross-Ups
Historically, we have included tax gross-up provisions in all our equity award documents, including equity awards to our NEOs, due to the lack of liquidity in our common stock to cover recipient’s tax obligations. Our practice of providing tax gross-ups upon the vesting of equity awards was discontinued for equity awards granted after our IPO.
Stock Retention Guidelines
We have adopted stock retention guidelines for our NEOs and key personnel to further align the interests of these individuals with the interests of our stockholders. Under the guidelines, NEOs are required to maintain a significant ownership position in our Class A and/or Class B common stock. The guidelines are based on a multiple of base salary or annual cash retainer as of December 31st of each year as set forth below:
TIER	COVERED INDIVIDUAL	SHARE GUIDELINE AMOUNT
1	Chief Executive Officer and Chairman of the Board	6X Base Salary
2	Chief Financial Officer	3X Base Salary
3	All Other NEOs	1X Base Salary
For purposes of determining compliance with the stock retention guidelines, the number of shares of our Class A and/or Class B common stock that the Covered Individual is expected to own is calculated annually by dividing: (i) the individual’s base annual salary or annual cash retainer, as applicable, by (ii) the average of the month-end closing prices of the Company’s Class A common stock for the prior 12 months. Until an individual complies with the guidelines, as outlined above, the individual is required to retain 50% of any net shares that remain following the payment of exercise prices and tax obligations related to the exercise of stock options and the payment of tax obligations following the vesting of RSU and restricted stock grants until the guidelines are satisfied. The Compensation Committee is able to grant waivers to the guidelines, which are expected to be granted only for serious and unforeseen hardship circumstances.
In determining whether the stock retention guidelines have been met: (i), shares owned by the NEO or his immediate family members who reside with the NEO (whether held jointly or individually); (ii) shares held by a trust established by the NEO or any other person for his benefit or for the benefit of his or her family members; (iii) shares owned by an entity to the extent of the NEO’s interest therein (or the interest of his immediate family member who resides with the NEO), but only if the NEO has

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the power to vote or to dispose of the shares; and (iv) shares equal to the number of vested but deferred restricted stock credited to the NEO under any arrangement maintained by us are considered owned. Neither unearned performance-based equity awards nor outstanding stock options (vested or unvested) count toward satisfaction of the guidelines. All of our NEOs are currently in compliance with the stock retention guidelines, either by holding the required value of stock or complying with the retention ratio.
Clawback Policy
We have adopted a clawback policy. In the event of a restatement of our consolidated audited financial statements due to a material error, we will, to the extent practicable and not prohibited by the applicable law, seek to recover from the executive the amount by which the executive’s performance-based incentive compensation, including cash- and equity-based incentive compensation, for the relevant period exceeded the lower payment that would have been made based on the restated financial results. The policy has a three-year look-back period.
Anti-Hedging and Anti-Pledging Policy
Under the “Executive and Director Stock Ownership, Retention, and Anti-Hedging and Pledging Policy,” our directors, officers, and other employees are prohibited from hedging their ownership positions in Company shares. Hedging activities shall include, but are not limited to, short selling our securities and buying or selling options of any kind, including puts, calls, or other derivative securities, such as swaps, forwards, and futures. Our directors, officers, and other employees are also prohibited from pledging our securities or purchasing our securities on margin or incurring any indebtedness secured by a margin or similar account in which our securities are held without the prior approval of our Board.
Risk Considerations Regarding Compensation
We believe the structure of our executive compensation programs provides a mix of cash and equity compensation that balances short- and long-term incentives. We believe the different time horizons and metrics used in the short- and long-term elements of compensation provide incentives to build our business prudently and profitably over time, while encouraging retention of our top talent. In addition, each element of compensation has been designed and is administered in a manner intended to minimize potential risks. The result is a program we believe mitigates inappropriate risk taking and aligns the interests of NEOs with those of our stockholders. Moreover, we have determined any risks arising from our compensation policies and practices for all of our employees are not reasonably likely to have a material adverse effect on the Company.
Deductibility of Compensation
While our Board generally considers the financial accounting and tax implications of executive compensation decisions, neither element has been a material consideration in the compensation awarded to our NEOs. Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) generally disallows a tax deduction to public companies for compensation greater than $1 million paid for any fiscal year to certain executive officers. For taxable years beginning after December 31, 2017, this limit applies to performance-based compensation that was previously eligible for exclusion from the $1 million deduction limit, unless the compensation is eligible for grandfathering under the tax law changes.
We may award compensation to which a deduction may be limited under Section 162(m) where we believe it is appropriate to do so. Although the tax deduction for performance-based compensation

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has been eliminated, we believe that a strong link between pay and performance is critical to align executive and stockholder interests.
Compensation Committee Report
The Report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall this Report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act. This Compensation Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.
The Compensation Committee of the Board of U.S. Xpress Enterprises, Inc. (the “Company”) has reviewed and discussed with management the “Compensation Discussion and Analysis” section (as required by Item 402(b) of Regulation S-K of the SEC) contained in this Proxy Statement for the Annual Meeting of Stockholders to be held on May 25, 2022. Based on that review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
Members of the Compensation Committee:

Jon Beizer (Chair)	Jen Buckner	Michael Ducker	Dennis Nash

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SUMMARY COMPENSATION TABLE
Named Executive and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation ($)(4)	Total ($)
ERIC FULLER President and Chief Executive Officer	2021	750,000	—	1,249,999	—	387,179	—	518,097	2,905,275
	2020	750,000	―	990,001	―	702,000	―	203,920	2,645,921
	2019	750,000	―	495,004	495,000	―	―	666,432	2,406,436
ERIC PETERSON Chief Financial Officer	2021	440,000	—	326,002	—	170,359	—	279,664	1,216,025
	2020	440,000	―	326,002	―	374,880	―	109,429	1,250,311
	2019	440,000	―	162,996	162,998	―	―	217,292	983,286
MAX FULLER Executive Chairman	2021	1,000,000	—	300,004	—	103,248	—	796,034	2,199,286
	2020	1,000,000	―	299,999	―	184,000	―	398,613	1,882,612
	2019	1,000,000	―	149,996	150,002	―	―	640,462	1,940,460
JOEL GARD Chief Technology Officer	2021	310,000	—	356,053(5)	—	90,310	—	34,206	790,569
JACOB LAWSON Chief Commercial Officer	2021	452,308	577,500(6)	1,242,640	—	—	—	221,381	2,493,829
ROBERT PISCHKE Former Chief Information Officer	2021	325,385	—	225,001	—	—	—	486,956	1,037,342
	2020	450,000	―	224,999	―	142,650	―	41,699	859,348
	2019	406,731	―	224,998	―	―	―	271,365	903,094
CAMERON RAMSDELL Former President, Variant and OTR Operations	2021	364,808	—	153,996	—	―	—	702,503	1,221,307
	2020	350,000	―	139,999	―	175,140	―	36,052	701,191
	2019	242,308	217,000	1,117,833	―	―	―	395,948	1,973,089

(1)
For 2021, represents the grant date fair value of the stock awards, as set forth in the “Grants of Plan-Based Awards Table” below.

(2)
For 2021, represents payouts made to our NEOs under the 2021 STIP. See “Section 2—2021 Short-Term Incentive Plan” for additional details regarding the 2021 STIP.

(3)
None of our NEOs receive any above-market or preferential earnings in respect of any nonqualified deferred compensation plan.

(4)
Further details are provided in the “All Other Compensation Table” below.

(5)
As discussed under “Section 2—Modification of Mr. Gard’s Previous Equity Grant” the vesting terms of the Gard PRSU Grant were modified in January 2021. $201,050 of this amount represents the incremental fair value associated with the modification of the award computed in accordance with FASB ASC Topic 718.

(6)
Includes (i) a $337,500 cash sign on bonus, intended to replace compensation Mr. Lawson forfeited by leaving his former employer, and (ii) a guaranteed payment of $240,000 Mr. Lawson received at the same time as payouts under the 2021 STIP.

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All Other Compensation Table
The following table describes each component of the “All Other Compensation” column in the “Summary Compensation Table.”
Name	Year	Automobile Allowance(1) ($)	Company Aircraft Use(2) ($)	Medical Allowance(3) ($)	Life Insurance Premiums ($)	Company 401(k) Match(5) ($)	Tax Gross- Up(6) ($)	Relocation Expenses(7) ($)	Severance Benefits ($)	Total ($)
ERIC FULLER	2021	7,800	88,984	19,993	7,210	―	394,110	―	―	518,097
ERIC PETERSON	2021	7,800	―	19,766	―	5,800	246,298	―	―	279,664
MAX FULLER	2021	7,800	113,366	14,436	162,000(4)	5,800	492,632	―	―	796,034
JOEL GARD	2021	7,800	—	20,606	—	5,800	—	―	―	34,206
JACOB LAWSON	2021	7,200	—	7,134	—	5,800	76,392	124,855	―	221,381
ROBERT PISCHKE	2021	5,400	—	14,248	―	—	―	—	467,308(8)	486,956
CAMERON RAMSDELL	2021	7,500	―	19,224	―	—	―	—	675,779(9)	702,503

(1)
Represents a cash automobile allowance.

(2)
Represents the incremental cost to the Company for personal use of private aircraft based on hourly flight charges and other variable costs incurred by the Company for such use, including variable fuel charges, departure fees, maintenance, and landing fees.

(3)
Represents reimbursement of premiums for medical, dental, and vision insurance for the NEOs and their families.

(4)
Represents payment of premiums for second-to-die life insurance policies insuring the lives of Mr. Max Fuller and his spouse. Pursuant to split-dollar agreements, the Company is entitled to receive repayment of the premiums it paid for such life insurance policies upon the death of the second-to-die of Mr. Max Fuller and his spouse.

(5)
Represents contributions for 2021 made in early 2022.

(6)
For Messrs. Eric Fuller, Peterson, and Max Fuller, represents tax gross-ups upon the vesting of RSUs, which is a contractually obligated provision in pre-IPO award agreements, but has been discontinued for all equity awards granted after our IPO. For Mr. Lawson, represents tax gross-up in respect of reimbursement of relocation expenses to Mr. Lawson.

(7)
Represents relocation expenses reimbursed to Mr. Lawson.

(8)
Represents severance benefits that were paid or became payable to Mr. Pischke pursuant to the Pischke Separation Agreement, which are not included of the other columns of the Summary Compensation Table or All Other Compensation Table, including (i) a payment of $17,308, representing 10 days of salary in lieu of prior written notice of termination, and (ii) severance pay in the form of salary continuation payments for 12 months ($450,000).

(9)
Represents severance benefits that were paid or became payable to Mr. Ramsdell pursuant to the Ramsdell Separation Agreement, which are not included of the other columns of the Summary Compensation Table or All Other Compensation Table, including (i) a payment of $14,808, representing 10 days of salary in lieu of prior written notice of termination; (ii) severance pay in the form of salary continuation payments for 12 months ($385,000); (iii) 12 months of COBRA continuation payments ($44,971), and (iv) a payment of $231,000, which represents Mr. Ramsdell’s target under the 2021 STIP.

Narrative to the Summary Compensation Table
See “Compensation Discussion and Analysis” for a complete description of our compensation plans pursuant to which the amounts listed under the “Summary Compensation Table” were paid or awarded and the criteria for such award or payment.

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GRANTS OF PLAN-BASED AWARDS TABLE
The following table sets forth information concerning each grant of an award made to our NEOs during 2021.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
ERIC FULLER	―	375,000	750,000	1,500,000	―	―	―	―	―	―	―
	02/24/21	―	―	―	―	―	―	130,344(2)	―	―	1,249,999(3)
ERIC PETERSON	―	165,000	330,000	660,000	―	―	―	―	―	―	―
	02/24/21	―	―	―	―	―	―	33,994(2)	―	―	326,002(3)
MAX FULLER	―	100,000	200,000	200,000	―	―	―	―	―	―	―
	02/24/21	―	―	―	―	―	―	31,283(2)	―	―	300,004(3)
JOEL GARD	―	77,500	155,000	310,000	―	―	―	―	―	―	―
	01/29/21	―	―	―	5,000(4)	50,000(4)	100,000(4)	―	―	―	201,050(4)
	02/24/21	―	―	―	―	―	―	16,163(2)	―	―	155,003(3)
JACOB LAWSON	01/18/21	―	―	―	―	―	―	50,000(5)	―	―	366,500(6)
	01/18/21	―	―	―	―	―	―	86,786(7)	―	―	636,141(6)
	02/24/21	―	―	―	―	―	―	25,026(2)	―	―	239,999(3)
ROBERT PISCHKE	―	112,500	225,000	450,000	―	―	―	―	―	―	―
	02/24/21	―	―	―	―	―	―	23,462(2)	―	―	225,001(3)
CAMERON RAMSDELL	―	115,500	231,000	462,000	―	―	―	―	―	―	―
	02/24/21	―	―	―	―	―	―	16,058(2)	―	―	153,996(3)

(1)
Represents a potential award under the 2021 STIP. The material terms of the 2021 STIP, along with the payouts under 2021 STIP are described under “Section 2 — 2021 Short-Term Incentive Plan.” Messrs. Pischke and Ramsdell did not receive a payout under the 2021 STIP due to termination.

(2)
Represents Class A restricted stock of which approximately one-fourth vested on March 15, 2022, and approximately one-fourth will vest on each of March 15, 2023, 2024, and 2025, subject to continued employment and other vesting, forfeiture, and termination provisions. The shares of Class A restricted stock granted to each of Messrs. Pischke and Ramsdell were forfeited upon termination.

(3)
Represents the grant date fair value of the Class A restricted stock computed in accordance with FASB ASC Topic 718, which was the closing market price on February 24, 2021 ($9.59 per share).

(4)
As discussed under “Section 2 — Modification of Mr. Gard’s Previous Equity Grant” the vesting terms of the Gard PRSU Grant were modified in January 2021. The amount in the “Grant Date Fair Value of Stock and Option Awards” column represents the incremental fair value associated with the modification of the award computed in accordance with FASB ASC Topic 718.

(5)
Represents Class A RSUs of which approximately one-fourth vested on March 15, 2022, and approximately one-fourth will vest on each of March 15, 2023, 2024, and 2025, subject to continued employment and other vesting, forfeiture, and termination provisions.

(6)
Represents the grant date fair value of the Class A common stock or RSUs, as applicable, computed in accordance with FASB ASC Topic 718, which was the closing market price on January 15, 2021 ($7.33 per share), the next preceding trading day from the grant date.

(7)
Represents a grant of fully vested shares of Class A common stock, intended to replace compensation Mr. Lawson forfeited by leaving his former employer.

Narrative to Grants of Plan-Based Awards Table
See “Compensation Discussion and Analysis” for a complete description of the performance targets for payment of incentive awards.

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OUTSTANDING EQUITY AWARDS AT YEAR END
The following table sets forth information concerning all stock option grants and stock awards held by our NEOs as of December 31, 2021. All restricted shares that have not vested are subject to certain continued employment and other vesting, forfeiture, and termination provisions.
Name	Grant Date	Option Awards				Stock Awards)
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units or Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
ERIC FULLER	03/14/17	―	―	―	―	160,009(2)	939,253	―	―
	06/13/18	―	―	―	―	7,735(3)	45,404	―	―
	06/13/18	60,960	20,321(4)	16.00	06/13/28	―	―	―	―
	02/21/19	―	―	―	―	26,330(5)	154,557	―	―
	02/21/19	56,122	56,123(6)	9.40	02/21/29	―	―	―	―
	02/26/20	―	―	―	―	148,798(7)	873,444	―	―
	02/24/21	―	―	―	―	130,344(8)	765,119	―	―
ERIC PETERSON	03/14/17	―	―	―	―	100,017(9)	587,100	―	―
	06/13/18	―	―	―	―	2,547(3)	14,951	―	―
	06/13/18	20,074	6,692(4)	16.00	06/13/28	―	―	―	―
	02/21/19	―	―	―	―	8,670(5)	50,893	―	―
	02/21/19	18,480	18,481(6)	9.40	02/21/29	―	―	―	―
	02/26/20	―	―	―	―	48,999(7)	287,624	―	―
	02/24/21	―	―	―	―	33,994(8)	199,545	―	―
MAX FULLER	03/14/17	―	―	―	―	200,014(2)	1,174,082	―	―
	06/13/18	―	―	―	―	2,344(3)	13,759	―	―
	06/13/18	18,473	6,158(4)	16.00	06/13/28	―	―	―	―
	02/21/19	―	―	―	―	7,979(5)	46,837	―	―
	02/21/19	17,006	17,008(6)	9.40	02/21/29	―	―	―	―
	02/26/20	―	―	―	―	45,090(7)	264,678	―	―
	02/24/21	―	―	―	―	31,283(8)	183,631	―	―
JOEL GARD	02/21/19	―	―	―	―	680(5)	3,992	―	―
	02/26/20	―	―	―	―	16,113(7)	94,583	―	―
	01/29/21	―	―	―	―	―	―	65,000(10)	381,550
	02/24/21	―	―	―	―	16,163(8)	94,877	―	―
JACOB LAWSON	01/18/21	―	―	―	―	50,000(11)	293,500	―	―
	02/24/21	―	―	―	―	25,026(8)	146,903	―	―
ROBERT PISCHKE(12)	―	―	―	―	―	―	―	―	―
CAMERON RAMSDELL(13)	―	―	―	―	―	―	―	―	―

(1)
Values are based on the closing market price of our Class A common stock on December 31, 2021, which was $5.87. Our Class B common stock is convertible at any time into Class A common stock at the option of the holder thereof and will automatically do so upon sale of such stock.

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Executive Compensation
(2)
Represents Class B RSUs, of which approximately one-third vested on March 14, 2022 and approximately one-third will vest on each of March 14, 2023 and 2024, subject to certain continued employment and other vesting, forfeiture, and termination provisions.

(3)
Represents Class A restricted stock that will vest on June 13, 2022, subject to continued employment and other vesting, forfeiture, and termination provisions.

(4)
Represents options to purchase Class A common stock that will vest on June 13, 2022, subject to continued employment and other vesting, forfeiture, and termination provisions.

(5)
Represents Class A restricted stock (or RSUs in the case of Mr. Gard), of which approximately one-half vested on February 21, 2022, and approximately one-half will vest on February 21, 2023, subject to continued employment and other vesting, forfeiture, and termination provisions.

(6)
Represents options to purchase Class A common stock of which approximately one-half vested on February 21, 2022, and approximately one-half will vest on February 21, 2023, subject to continued employment and other vesting, forfeiture, and termination provisions.

(7)
Represents Class A restricted stock, of which approximately one-third vested on March 15, 2022, and approximately one-third will vest on each of March 15, 2023 and 2024, subject to continued employment and other vesting, forfeiture, and termination provisions.

(8)
Represents Class A restricted stock, of which approximately one-fourth vested on March 15, 2022, and approximately one-fourth will vest on each of March 15, 2023, 2024, and 2025, subject to continued employment and other vesting, forfeiture, and termination provisions.

(9)
Represents Class A RSUs, of which approximately one-third vested on March 14, 2022, and approximately one-third will vest on each of March 14, 2023 and 2024, subject to continued employment and other vesting, forfeiture, and termination provisions.

(10)
Represents a grant of 100,000 PRSUs, of which 65,000 remained outstanding as of December 31, 2021. The award is subject to performance-based vesting as described under “Section 2 — Modification of Mr. Gard’s Previous Equity Grant.”

(11)
Represents Class A RSUs, of which approximately one-fourth vested on March 15, 2022, and approximately one-fourth will vest on each of March 15, 2023, 2024, and 2025 subject to continued employment and other vesting, forfeiture, and termination provisions.

(12)
Mr. Pischke’s unvested equity awards were forfeited upon his termination.

(13)
Mr. Ramsdell’s unvested equity awards were forfeited upon his termination.

Option Exercises and Stock Vested Table
The following table sets forth certain information concerning the values realized upon exercise of options and vesting of restricted stock, RSUs, and PRSUs during 2021.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
ERIC FULLER	―	―	123,830	1,358,237
ERIC PETERSON	―	―	56,543	626,841
MAX FULLER	―	―	88,026	986,803
JOEL GARD	―	―	40,710	443,020
JACOB LAWSON	―	―	86,786	636,141
ROBERT PISCHKE	―	―	17,256	181,040
CAMERON RAMSDELL	―	―	58,379	653,654

(1)
Value realized was determined by multiplying the number of shares acquired upon vesting of restricted stock, RSUs, and PRSUs on January 4, 2021, by $6.62 (the closing market price of our Class A common stock on January 4, 2021), January 18, 2021, by $7.33 (the closing market price of our Class A common stock on January 15, 2021, the next preceding trading day), February 21, 2021, by $9.59 (the closing market price of our Class A common stock on February 19, 2021, the next preceding trading day), March 14, 2021, by $11.39 (the closing market price of our Class A common stock on March 12, 2021, the next preceding trading day), March 15, 2021, by $10.97 (the closing market price of our Class A common stock on March 15, 2021), March 31, 2021, by $11.75 (the closing market price of our Class A common stock on March 31, 2021), June 1, 2021, by $11.79 (the closing market price of our Class A common stock on June 1, 2021), June 13, 2021, by $10.40 (the closing market price of our Class A common stock on June 11, 2021, the next preceding trading day) and October 7, 2021, by $8.71 (the closing market price of our Class A common stock on October 7, 2021).

48 / 2022 Proxy Statement	investor.usxpress.com

Executive Compensation
Nonqualified Deferred Compensation Table
Name	Plan	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year(1) ($)	Aggregate Withdrawals and Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
ERIC FULLER	Nonqualified Plan	―	―	2,116	―	119,349
ERIC PETERSON	Nonqualified Plan	―	―	49,051	―	292,317
MAX FULLER	Nonqualified Plan	―	―	―	―	―
JOEL GARD	Nonqualified Plan	―	―	―	―	―
JACOB LAWSON	Nonqualified Plan	―	―	―	―	―
ROBERT PISCHKE	Nonqualified Plan	―	―	―	―	―
CAMERON RAMSDELL	Nonqualified Plan	―	―	―	―	―

(1)
None of our NEOs receive any above-market or preferential earnings in respect of any nonqualified deferred compensation plan. Accordingly, these amounts are not reported in the “Summary Compensation Table.”

Each participant is fully vested in the deferred compensation in which they contribute under the Nonqualified Plan, including any earnings thereon. Contributions by us, including any earnings thereon, are (i) with respect to discretionary credits, fully vested after six years of service with the Company, with vesting in annual 20% increments starting with the second year of service and (ii) with respect to profit sharing credits, fully vested after four years from the date the profit-sharing credit is made, with vesting in annual 25% increments. We offer a number of reference investments under the Nonqualified Plan. Participants may generally choose the reference investments for their deferred cash compensation at the time they elect to defer compensation and may change the reference investment selections for their existing account balances at any time. The reference investment options offered currently include money market funds, bond funds, blended funds, and stock funds. All amounts are considered unfunded and are subject to general creditor claims until actually distributed to the employee. The participant may elect to receive a lump sum distribution or installments of up to 10 years upon the occurrence of separation from service, change in control or disability. The participant would receive a lump sum upon death. The participant may request a withdrawal of a stated amount to cover an eligible unforeseeable emergency. The participant may also create in-service and education funding accounts with defined distribution dates.
Potential Payments upon Termination or Change in Control
Each of our NEOs is entitled to certain severance payments and benefits following termination of employment under his employment agreement. The employment agreements of each of our NEOs contain certain restrictive covenants, including non-competition and non-solicitation provisions and provisions prohibiting the disclosure of our confidential information. Messrs. Pischke and Ramsdell were party to employment agreements prior to their separations from the Company. See “Section 2 — Mr. Pischke’s Separation” and “Section 2 — Mr. Ramsdell’s Separation” for details regarding the benefits Messrs. Pischke and Ramsdell received upon their separations.
Termination of Employment Not Involving a Change in Control
Under the amended and restated employment agreements entered into in 2018, in the event any of Messrs. Eric Fuller, Peterson, or Max Fuller is terminated by the Company without Cause (as defined in the applicable employment agreement), the Company elects not to renew the term of his employment, or his employment is terminated by any such NEO for Good Reason (as defined in the applicable employment agreement) (collectively with the payment triggers described below for Messrs. Gard and Lawson, each a “Qualifying Termination”), the NEO will be entitled to: (i) installment payments of the sum of (x) three times his base salary plus (y) one and one-half times the amount of

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Executive Compensation
his target cash bonus for the year in which the Qualifying Termination occurs; (ii) a prorated portion of the annual cash bonus payable with respect to the year in which the Qualifying Termination occurs, based on the level of actual achievement of the performance goals applicable to such cash bonus, payable if and when annual cash bonuses are paid to other senior executives; and (iii) COBRA coverage for a period of 36 months from the Qualifying Termination (in the case of Mr. Max Fuller) or 18 months from the Qualifying Termination (in the case of Messrs. Eric Fuller and Peterson).
Under Messrs. Gard and Lawson’s employment agreements, in the event Messrs. Gard or Lawson are terminated by the Company without Cause (as defined in the applicable employment agreement) or by the employee for Good Reason (as defined in the applicable employment agreement), he will be entitled to continued payment of his then-current base salary for a period of 12 months following his termination date and COBRA coverage for a period of up to 12 months; provided that if Mr. Gard returns to his former employer during the 12 months following termination, then he would not be eligible for continued payment of such severance benefits.
All severance payments and benefits to each of the NEOs are conditioned upon the execution by each such NEO of a release of claims in favor of the Company and each such NEO’s continued compliance with the restrictive covenants contained in each such NEO’s employment agreement.
Termination of Employment Involving a Change in Control
Under the amended and restated employment agreements entered into in 2018, in the event any of Messrs. Eric Fuller, Peterson, or Max Fuller is terminated by the Company without Cause (as defined in the applicable employment agreement), by the Company in the event the Company elects not to renew the term of his employment or by any such NEO for Good Reason (as defined in the applicable employment agreement), in each case, within 24 months following a Change in Control (as defined in the applicable employment agreement) (each, a “Qualifying Change in Control Termination”), the NEO will be entitled to: (i) installment payments of the sum of (x) three times his base salary plus (y) one and one-half times the amount of his target cash bonus for (A) the year in which the Qualifying Change in Control Termination occurs or (B) the year immediately preceding the Change in Control, whichever is greater; (ii) his target cash bonus, without proration and irrespective of whether performance goals were achieved, for (x) the year in which the Qualifying Change in Control Termination occurs or (y) the year in which the Change in Control occurs, whichever is greater; (iii) COBRA coverage for a period of 36 months from the Qualifying Termination (in the case of Mr. Max Fuller) or 18 months from the Qualifying Termination (in the case of Messrs. Eric Fuller and Peterson).
Under Mr. Lawson’s employment agreement, the definition of Good Reason includes if a Change in Control (as defined in his employment agreement) occurs. Therefore, in the event Mr. Lawson terminates his employment following a Change in Control (as defined in his employment agreement), he will be entitled to continued payment of his then-current base salary for a period of 12 months following his termination date and COBRA coverage for a period of up to 12 months.
All severance payments and benefits to each of Messrs. Eric Fuller, Peterson, or Max Fuller are conditioned upon the execution by each such NEO of a release of claims in favor of the Company and each such NEO’s continued compliance with the restrictive covenants contained in each such NEO’s employment agreement.
All equity awards granted to our NEOs after our IPO include a “double trigger” provision, which provides for the acceleration of vesting of the equity award following a Change in Control (as defined in the award notice) only when the recipient is terminated by the Company or its successor without Cause (as defined in the award notice) or by such recipient for Good Reason (as defined in the award notice), in each case, within one-year following a Change in Control.

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Executive Compensation
Termination of Employment upon Death or Disability
In the event the employment of any of Messrs. Eric Fuller, Peterson, or Max Fuller terminates on account of his death or disability (as defined in the applicable employment agreement), such NEO will be entitled to a lump sum payment of the prorated portion of his target annual cash bonus payable with respect to the year in which the death or disability occurs, regardless of whether the performance goals were achieved. In addition, we have an agreement with Mr. Max Fuller that requires us to make payments following his death or disability. Mr. Max Fuller’s agreement provides for continuation of 100% of then-current base salary for five years following the date of his death or disability, 50% of base salary thereafter until the seventh anniversary of his death and 25% of base salary thereafter until the 10th anniversary of his death. We have life insurance policies in the amount of $6.0 million on the life of Mr. Max Fuller that would partially offset this amount. See “Certain Relationships and Related Party Transactions — Management Agreements” for additional information regarding Mr. Max Fuller’s agreement.
In the event the employment of either of Messrs. Gard or Lawson terminates on account of his disability (as defined in the applicable employment agreement), he would be entitled to receive continued payment of his then-current base salary for the lesser of (i) 60 days after his termination due to the disability or (ii) the earliest date he is eligible for long-term disability benefits under our long-term disability plan.
All equity awards granted to our NEOs after our IPO provide for acceleration of vesting upon death or disability (as defined in the award notice).
Retirement
All equity awards granted to our NEOs after our IPO include a provision which provides for continued vesting of the equity award on the vesting dates set forth in the award notice upon a retirement, provided that such award had been outstanding for at least 180 days prior to retirement. Under the award notices, retirement means (i) at the date of such retirement the recipient is at least sixty-two (62) years of age, (ii) at the date of such retirement the recipient had at least ten (10) years of service to the Company, and (iii) following retirement the recipient does not provide any employment, consulting, agent, or independent contractor services to any person or entity (other than consulting services provided to the Company) of any material nature.
Change in Control without a Qualifying Change in Control Termination
Equity awards granted prior to our IPO include a provision which provides for the acceleration of vesting of the equity award upon a Change in Control (as defined in the Restricted Membership Units Plan, as amended).

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Executive Compensation
The following table summarizes the severance benefits that would have been payable to each of the NEOs upon termination of employment in various circumstances, assuming the triggering event occurred on December 31, 2021:
Name/Form of Compensation	Change in Control		Termination of Employment Absent Change in Control
	Without Qualifying Change in Control Termination(1) ($)	With Qualifying Change in Control Termination ($)	With Qualifying Termination ($)	Death ($)	Disability ($)	Retirement ($)
ERIC FULLER
Salary Continuation	―	3,375,000	3,375,000	―	―	―
Annual Bonus	―	750,000	387,179	750,000	750,000	―
COBRA	―	67,183	67,183	―	―	―
Equity Vesting(2)(3)	939,253	2,777,777	―	1,838,524	1,838,524	―
Total	939,253	6,969,960	3,829,362	2,588,524	2,588,524	―
ERIC PETERSON
Salary Continuation	―	1,815,000	1,815,000	―	―	―
Annual Bonus	―	330,000	170,359	330,000	330,000	―
COBRA	―	66,857	66,857	―	―	―
Equity Vesting(2)(3)	587,100	1,140,113	―	553,013	553,013	―
Total	587,100	3,351,970	2,052,216	883,013	883,013	―
MAX FULLER
Salary Continuation	―	3,300,000	3,300,000	6,750,000	6,750,000	―
Annual Bonus	―	200,000	103,248	200,000	200,000	―
COBRA	―	91,075	91,075	―	―	―
Equity Vesting(2)(3)	1,174,082	1,682,987	―	508,905	508,905	508,905
Total	1,174,082	5,274,062	3,494,323	7,458,905	7,458,905	508,905
JOEL GARD
Salary Continuation	―	―	310,000	―	50,959	―
Annual Bonus	―	―	―	―	―	―
COBRA	―	―	44,801	―	―	―
Equity Vesting(2)	―	575,002	―	575,002	575,002	―
Total	―	575,002	354,801	575,002	625,961	―
JACOB LAWSON
Salary Continuation	―	480,000	480,000	―	78,904	―
Annual Bonus	―	―	―	―	―	―
COBRA	―	20,760	20,760	―	―	―
Equity Vesting(2)	―	440,403	―	440,403	440,403	―
Total	―	941,163	500,760	440,403	519,307	―

(1)
Represents accelerated vesting of awards granted prior to our IPO.

(2)
The value was calculated by multiplying the number of shares underlying accelerated awards by the closing market price of our Class A common stock on December 31, 2021, which was $5.87.

(3)
Accelerated stock options were out-of-the-money on December 31, 2021.

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Executive Compensation
CEO PAY RATIO DISCLOSURE
We provide fair and equitable compensation to our employees through a combination of competitive base pay, incentives, retirement plans, and other benefits. We are disclosing the following pay ratio and supporting information, which compares the annual total compensation of our employees other than Mr. Fuller (including full-time, part-time, seasonal, and temporary employees) and the annual total compensation of Mr. Fuller, our President and CEO, as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2021, our last completed fiscal year:
●
The median of the annual total compensation of all our employees (other than our President and CEO) was $64,244.

●
The annual total compensation of our President and CEO, as reported in the “Summary Compensation Table” included in this Proxy Statement, was $2,905,275

Based on this information, the ratio of the annual total compensation of our President and CEO to the median of the annual total compensation of all other employees was 45 to 1.
Our median employee was originally determined as of December 31, 2019. For 2020 and 2021, we used the same median employee, as there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.
Once we identified our median employee, we calculated such employee’s annual total compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in that employee’s annual total compensation of $64,244. The median employee’s annual total compensation includes salary and overtime pay, as well as incentive payments, retirement plan benefits, company matching contributions to the 401(k) employee savings plan, and the cost of health and other benefits.

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Executive Compensation
DIRECTOR COMPENSATION
The following table provides information concerning the 2021 compensation of our non-employee directors.
Position	Fees Earned or Paid in Cash(1) ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Jon Beizer	63,750	75,000(2)	―	138,750
Edward “Ned” Braman	68,750	75,000(2)	―	143,750
Jennifer Buckner	53,750	75,000(2)	―	128,750
Michael Ducker	53,750	75,000(2)	―	128,750
Dennis Nash	53,750	75,000(2)	―	128,750
John Rickel	86,250	75,000(2)	―	161,250

(1)
Represents the amount of cash compensation earned in 2021 for Board, Lead Independent Director, and committee service.

(2)
Each of our then-current, non-employee directors received 6,843 Class A RSUs on May 26, 2021. The grant date fair value of the Class A RSUs was computed in accordance with FASB ASC Topic 718. The Class A RSUs will vest on June 15, 2022, subject to certain vesting and forfeiture provisions.

Narrative to Director Compensation
FW Cook, our independent compensation consultant, made recommendations with respect to our 2021 director compensation program. For 2021, our non-employee directors were eligible to receive an annual cash retainer of $55,000, payable quarterly in arrears, as well as an annual equity award of Class A RSUs in an amount equal to $75,000, which vests on the earlier of (i) the one-year anniversary of the grant date and (ii) the next Annual Meeting of Stockholders.
In addition, our 2021 director compensation program provided for annual cash retainers for our Lead Independent Director and committee chairs, payable quarterly in arrears, in the following amounts:
●
$25,000 for our Lead Independent Director;

●
$15,000 for the chairperson of our Audit Committee;

●
$10,000 for the chairperson of our Compensation Committee; and

●
$7,500 for the chairperson of our Governance Committee.

Each of our non-employee directors is required to own stock or deferred stock units with a value equal to five times the annual cash retainer portion of the non-employee director compensation program. Our non-employee directors are required to maintain 50% of all after-tax shares from their equity awards until achievement of the stock ownership requirement. All of our non-employee directors currently meet the stock retention guidelines, either by holding the required value of stock or by complying with the retention ratio.
Directors who are employees or employees of one of our subsidiaries do not receive compensation for Board or committee service.

54 / 2022 Proxy Statement	investor.usxpress.com

Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners and Management
The following table shows, as of the record date of March 29, 2022, the number of shares and percentage of outstanding shares of our Class A and Class B common stock beneficially owned by:
●
each of our directors, director nominees, and NEOs;

●
all of our executive officers and directors as a group; and

●
each person known to us to beneficially own 5% or more of any class of our Class A common stock or Class B common stock.

Name and Address of Beneficial Owners(3)	Class A Common Stock(1)		Class B Common Stock(2)		% of Total Voting Power(4)
	Amount and Nature of Beneficial Ownership	Percent of Class(4)	Amount and Nature of Beneficial Ownership	Percent of Class(4)
NEOs
Eric Fuller(5)	742,191	2.0%	4,398,079	27.9%	19.7%
Eric Peterson(6)	575,218	1.6%	―	―	*
Max Fuller(7)	1,302,821	3.6%	8,595,091	54.5%	38.3%
Joel Gard(8)	103,261	*	―	―	*
Jacob Lawson(9)	124,511	*	―	―	*
Robert Pischke(10)	108,098	*	―	―	*
Cameron Ramsdell(11)	106,671	*	―	―	*
Directors and Director Nominees (Non-Officers)
Jon Beizer(12)	73,624	*	―	―	*
Edward “Ned” Braman(13)	56,624	*	―	―	*
Jennifer Buckner(14)	12,270	*	―	―	*
Michael Ducker(15)	21,951	*	―	―	*
Dennis Nash(16)	26,624	*	―	―	*
John Rickel(17)	109,124	*	―	―	*
All directors and executive officers as a group (18 persons)(18)	3,758,196.857	10.2%	12,993,170	82.4%	59.5%
Holders of More than 5%
Parties subject to the Voting Agreement(19)	2,155,931	5.9%	15,777,083	100.0%	70.1%
Lisa Quinn Pate(20)	110,919	*	2,783,913	17.6%	12.1%
Patrick Brian Quinn(21)	2,007,344	5.5%	―	―	1.7%
Renee Daly(22)	1,961,521	5.3%	―	―	1.7%
Aristotle Capital Boston, LLC(23)	3,221,513	8.8%	―	―	2.8%

*
Less than one percent (1%).

(1)
Class A Common Stock has one vote per share.

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Security Ownership of Certain Beneficial Owners and Management
(2)
Class B Common Stock has five votes per share.

(3)
The business address of the directors, NEOs, and the other executive officers is 4080 Jenkins Road, Chattanooga, TN 37421. The business address of Lisa Quinn Pate is 11227 Meadowview Road, Georgetown, TN 37336. The business address of Patrick Brian Quinn is 508 Forest Avenue, Chattanooga, TN 37405. The business address of Renee Daly is 88 Devoe Ave, Yonkers, NY 10705. The business address of Aristotle Capital Boston, LLC is One Federal Street, 36th Floor, Boston, MA 02110.

(4)
Percentage ownership and percentage total voting power is based on 36,673,598 shares of Class A common stock and 15,777,083 shares of Class B common stock. The 36,673,598 shares of Class A common stock includes (i) 35,358,759 shares of Class A common stock outstanding as of March 30, 2021, (ii) 1,077,919 shares of restricted Class A common stock subject to certain time vesting provisions, which carry voting rights, and (iii) 236,920 shares of Class A common stock underlying options to purchase Class A common stock that are held by persons in this table. Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class.

(5)
Includes (i) 156,969 shares of Class A common stock held directly by Mr. Eric Fuller, (ii) 440,079 shares of restricted Class A common stock held directly by Mr. Eric Fuller, (iii) 145,143 options to purchase Class A common stock held directly by Mr. Eric Fuller, (iv) 795,197 shares of Class B common stock held directly by Mr. Eric Fuller, (v) 1,993,269 shares of Class B common stock held by the Max L. Fuller 2008 Irrevocable Trust FBO William E. Fuller (the “Eric Fuller Trust”), over which Mr. Eric Fuller and his mother, Ms. Janice Fuller, are the co-trustees and have shared dispositive power and Mr. Eric Fuller has sole voting power, and (vi) 1,609,613 shares of Class B common stock held by the Max Fuller Family Limited Partnership (the “Fuller Family LP”), over which Mr. Eric Fuller serves as the managing general partner and has sole voting and dispositive power. Mr. Eric Fuller, the Eric Fuller Trust, and the Fuller Family LP are also party to a voting agreement described under footnote 19.

(6)
Includes (i) 397,839 shares of Class A Common Stock held directly by Mr. Peterson, (ii) 129,585 shares of restricted Class A common stock, and (iii) 47,794 options to purchase Class A common stock held directly by Mr. Peterson.

(7)
Includes (i) 56,878 shares of Class A common stock held directly, (ii) 113,190 shares of restricted Class A common stock held directly by Mr. Max Fuller, (iii) 43,983 options to purchase Class A common stock held directly by Mr. Max Fuller, (iv) 1,088,770 shares of Class A common stock held by Fuller Family Enterprises, LLC (“Fuller Family Enterprises”), over which Mr. Max Fuller and his wife, Ms. Janice Fuller, are the members and have shared dispositive power and Mr. Max Fuller has sole voting power, (v) 333,315 shares of Class B common stock held directly by Mr. Max Fuller, (vi) 2,753,926 shares of Class B common stock held by FSBSPE 1, LLC, (vii) 2,753,925 shares of Class B common stock held by FSBSPE 2, LLC, and (viii) 2,753,925 shares of Class B common stock held by FSBSPE 3, LLC. FSBSPE 1, LLC FSBSPE 2, LLC, and FSBSPE 3, LLC are wholly owned subsidiaries of Fuller Family Enterprises. In association with a loan agreement, Fuller Family Enterprises has pledged as security the equity interests in FSBSPE 1, FSBSPE 2, and FSBSPE 3. Mr. Max Fuller, Ms. Janice Fuller, and Fuller Family Enterprises are also party to a voting agreement described under footnote 19.

(8)
Includes (i) 52,840 shares of Class A Common Stock held directly by Mr. Gard and (ii) 50,421 shares of restricted Class A common stock.

(9)
Includes (i) 63,074 shares of Class A Common Stock held directly by Mr. Lawson and (ii) 61,437 shares of restricted Class A common stock.

(10)
This information is based on the 165,378 shares of Class A common stock reported on Mr. Pischke’s last Form 4 filed with the SEC on March 24, 2021, less the 57,280 shares of Class A common stock forfeited upon his separation from the Company.

(11)
This information is based on the 143,771 shares of Class A common stock reported on Mr. Ramsdell’s last Form 4 filed with the SEC on June 3, 2021, less the 37,100 shares of Class A common stock forfeited upon his separation from the Company.

(12)
Represents 73,624 shares of Class A common stock held directly by Mr. Beizer.

(13)
Represents 56,624 shares of Class A common stock held directly by Mr. Braman.

(14)
Represents 12,270 shares of Class A common stock held directly by Ms. Buckner.

(15)
Represents 21,951 shares of Class A common stock held directly by Mr. Ducker.

(16)
Represents 26,624 shares of Class A common stock held directly by Mr. Nash.

(17)
Represents 109,124 shares of Class A common stock held directly by Mr. Rickel.

(18)
The other executive officers are Jason Grear, Justin Harness, Nathan Harwell, Bryan Johnson, and Amanda Thompson. As of March 29, 2022, Mr. Grear beneficially owned 79,171.857 shares of Class A common stock, comprised of 21,071 shares held directly, 18,033.857 shares held in an IRA, and 40,067 shares of restricted stock. Mr. Harness beneficially owned 114,942 shares of Class A common stock, comprised of 39,765 shares held directly and 75,177 shares of restricted stock. Mr. Harwell beneficially owned 81,917 shares of Class A common stock, comprised of 10,097 shares held directly and 71,820 shares of restricted stock. Mr. Johnson beneficially owned 33,778 shares of Class A common stock, comprised of 33,778 shares of restricted stock. Ms. Thompson beneficially owned 85,400 shares of Class A common stock, comprised of 23,035 shares held directly and 62,365 shares of restricted stock.

(19)
Mr. Eric Fuller, the Eric Fuller Trust, the Fuller Family LP, Mr. Max Fuller, Ms. Janice Fuller, Fuller Family Enterprises, Ms. Pate, the Lisa Pate Trust, and the Quinn Family LP are parties to a voting agreement (the “Voting Agreement”). Under the Voting Agreement, each of Messrs. Eric Fuller and Max Fuller and Mses. Pate and Janice Fuller have granted a successor the right to exercise all of the voting and consent rights of all Class B common stock beneficially owned by him or her upon his or her death or incapacity. Mr. Eric Fuller and Ms. Janice Fuller have each initially designated Mr. Max Fuller as his or her proxy and Mr. Max Fuller and Ms. Pate have each initially designated Mr. Eric Fuller as his or her proxy, in each case, if and for so long as such person remains qualified. To be qualified to serve as a successor, the potential successor must both (i) be active in the management of the Company or serving on our Board at the time of and during the period of service as successor and (ii) own (or hold) shares of Class B common stock or be the beneficiary of a trust or other entity that holds

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Security Ownership of Certain Beneficial Owners and Management
Class B common stock on behalf of the potential successor at the time of and during the period of service as a successor. For each of Messrs. Eric Fuller and Max Fuller and Mses. Pate and Janice Fuller, if no successor is qualified at the time of death or incapacity, then there will be no successor under the Voting Agreement. Additionally, during the term of the Voting Agreement, any voting control Ms. Janice Fuller would otherwise have with respect to shares of Class B common stock covered by the Voting Agreement will be exercised by Mr. Max Fuller until his death or incapacity, and then will pass in the order of succession under the Voting Agreement. The Voting Agreement will continue in effect until the earliest of the following: (i) June 13, 2033, (ii) none of Messrs. Eric Fuller and Max Fuller and Mses. Pate and Janice Fuller holds Class B common stock, (iii) at such time as no individual named as a successor is qualified to be a successor, and (iv) the Voting Agreement is terminated by all parties to the Voting Agreement. The Voting Agreement includes (i) 795,197 shares of Class B common stock held directly by Mr. Eric Fuller, (ii) 1,993,269 shares of Class B common stock held by the Eric Fuller Trust, (iii) 1,609,613 shares of Class B common stock held by the Fuller Family LP, (iv) 333,315 shares of Class B common stock held directly by Mr. Max Fuller, (v) 2,753,926 shares of Class B common stock held by FSBSPE 1, LLC, (vi) 2,753,925 shares of Class B common stock held by FSBSPE 2, LLC, (vii) 2,753,925 shares of Class B common stock held by FSBSPE 3, LLC, (viii) 319,994 shares of Class B common stock held directly by Ms. Pate, (ix) 2,313,914 shares of Class B common stock held by the Anna Marie Quinn 2012 Irrevocable Trust FBO Lisa M. Pate (the “Lisa Pate Trust”), and (x) 150,005 shares of Class B common stock held by the Quinn Family LP. As a result of the Voting Agreement, Mr. Eric Fuller, the Eric Fuller Trust, the Fuller Family LP, Mr. Max Fuller, Ms. Janice Fuller, Fuller Family Enterprises, Ms. Pate, the Lisa Pate Trust, and the Quinn Family LP may be deemed to be a “group” under Section 13 of the Exchange Act. Therefore, this item also includes (i) 156,969 shares of Class A common stock held directly by Mr. Eric Fuller, (ii) 440,079 shares of restricted Class A common stock held directly by Mr. Eric Fuller, (iii) 145,143 options to purchase Class A common stock held directly by Mr. Eric Fuller, (iv) 56,878 shares of Class A common stock held directly by Mr. Max Fuller, (v) 113,190 shares of restricted Class A common stock held directly by Mr. Max Fuller, (vi) 43,983 options to purchase Class A common stock held directly by Mr. Max Fuller, (vii) 1,088,770 shares of Class A common stock held by Fuller Family Enterprises, and (viii) 110,919 shares of Class A common stock held directly by Ms. Pate.
(20)
Includes (i) 110,919 shares of Class A common stock held directly by Ms. Pate, (ii) 319,994 shares of Class B common stock held directly by Ms. Pate, (iii) 2,313,914 shares of Class B common stock held by the Lisa Pate Trust, over which Ms. Pate serves as the sole trustee and has sole voting and dispositive power, and (iv) 150,005 shares of Class B common stock held by Quinn Family LP, over which Ms. Pate serves as the managing general partner and has sole voting and dispositive power. Ms. Pate, the Lisa Pate Trust, and the Quinn Family LP are also party to a voting agreement described under footnote 19.

(21)
This information is based solely on a report on Schedule 13G filed with the SEC on February 14, 2022, by Patrick Brian Quinn. Includes 2,007,344 shares of Class A common stock held by the Anna Marie Quinn 2012 Irrevocable Trust FBO Patrick Brian Quinn, over which Mr. Quinn serves as the sole trustee and has sole voting and dispositive power, as of December 31, 2021.

(22)
This information is based solely on a report on Schedule 13G filed with the SEC on February 14, 2022, by Renee Daly. Includes (i) 1,958,021 shares of Class A common stock held by the Anna Marie Quinn 2012 Irrevocable Trust FBO Renee A. Daly, over which Ms. Daly serves as the sole trustee and has sole voting and dispositive power, as of December 31, 2021, and (ii) 3,500 shares of Class A common stock held directly by Ms. Daly as of December 31, 2021.

(23)
This information is based solely on a report on Schedule 13G filed with the SEC on February 14, 2022, by Aristotle Capital Boston, LLC. Aristotle Capital Boston, LLC has sole voting power with respect to 2,534,287 shares of Class A common stock, shared voting power with respect to no shares, sole dispositive power with respect to 3,221,513 shares of Class A common stock, and shared dispositive power with respect to no shares. Information is as of December 31, 2021.

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Audit Committee Report
Audit Committee Report
The Audit Committee Report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall this Report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act. This Audit Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.
The Audit Committee of the Board of Directors of the Company consists entirely of directors who meet the independence and experience requirements of the NYSE. Audit Committee members may serve on the audit committees of no more than three public companies.
Pursuant to the Sarbanes-Oxley Act of 2002 and rules adopted by the SEC, the Company must disclose which members, if any, of the Audit Committee are “audit committee financial experts” (as defined in the SEC’s rules). The Company’s Board of Directors has determined that Edward Braman, the chairman of the Audit Committee, Michael Ducker, Jon Beizer, and John Rickel meet the criteria to be “audit committee financial experts.”
The Company’s management has primary responsibility for preparing the Company’s Consolidated Financial Statements and implementing internal controls over financial reporting. The Company’s 2021 independent registered public accounting firm, GT, is responsible for expressing an opinion on the Company’s Consolidated Financial Statements and on the effectiveness of internal control over financial reporting.
The roles and responsibilities of the Audit Committee are set forth in its charter, which has been approved by the Board and is available on the Company’s website. As more fully described in its charter, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board.
Management has the primary responsibility for preparing the Company’s Consolidated Financial Statements and implementing internal controls over financial reporting. GT is responsible for performing an integrated audit of the Company’s Consolidated Financial Statements in accordance with the standards of the Public Company Accounting Oversight Board (United States of America) and expressing an opinion on the conformity of the Consolidated Financial Statements to accounting principles generally accepted in the United States of America and on the effectiveness of internal control over financial reporting. The internal audit function (“Internal Audit”) is responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and the Board determine.
To fulfill its responsibilities, the Audit Committee has met and held discussions with management, Internal Audit and GT concerning the Consolidated Financial Statements for the fiscal year ended December 31, 2021 and the Company’s internal control over financial reporting as of December 31, 2021. Management, Internal Audit, and GT made presentations to the Audit Committee throughout the year on specific topics of interest, including, among other items, the Company’s:
●
risk assessment process

●
information technology systems and controls

●
income tax risk and compliance

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Audit Committee Report
●
2021 integrated audit plan

●
updates on completion of the audit plan

●
critical accounting policies

●
assessment of the impact of new accounting guidance

●
compliance with internal controls required under Section 404 of the Sarbanes-Oxley Act

●
ethics and compliance program

●
strategy and management of the implementation of new systems

●
non-GAAP measures and key performance indicators

●
cybersecurity

The Audit Committee also discussed all communications required by the standards of the Public Company Accounting Oversight Board, the NYSE, and the SEC with GT.
The Audit Committee met with GT, both together with management and separately to review and discuss the scope of the audit and all significant matters related to the audit. The Audit Committee also met with key members of management, including the Executive Chairman, President and Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Accounting Officer, Senior Vice President of Corporate Finance, Chief Information Officer, and Director of Internal Audit to discuss the Company’s internal control over financial reporting, the completeness and accuracy of the Company’s Consolidated Financial Statements, and other matters.
The Audit Committee, along with the Company’s management and Internal Audit, reviewed GT’s performance as a part of the Audit Committee’s consideration whether to reappoint the firm as the Company’s independent auditors. As part of this review, the Audit Committee considered (i) the continued independence of the audit firm; (ii) evaluations of the audit firm by management and Internal Audit; (iii) the audit firm’s effectiveness of communications and working relationships with the Audit Committee, management, and Internal Audit; (iv) the length of time the audit firm has served as the Company’s independent auditors; and (v) the quality and depth of the audit firm and the audit team’s expertise and experience in the industry. The Audit Committee also considered the advisability and potential impact of selecting a different independent registered public accounting firm.
In addition, the Audit Committee has received from GT the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding auditor communications with the Audit Committee concerning independence and has discussed independence with GT.
The Audit Committee discussed with management and Internal Audit the Company’s financial risk exposures, internal controls and reporting procedures. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program including a review of staffing levels and the steps taken to implement recommended improvements in internal procedures and controls.
Based on the Audit Committee’s review of the audited Consolidated Financial Statements and discussions with management and GT as described above and in reliance thereon, the Audit Committee recommended to the Company’s Board of Directors that the audited Consolidated Financial Statements for the fiscal year ended December 31, 2021, be included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2022.

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Audit Committee Report
Members of the Audit Committee:

Edward “Ned” Braman (Chair)	Jon Beizer	Michael Ducker	John C. Rickel

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Certain Relationships and Related Transactions
Certain Relationships and Related Transactions
Under our Related Party Transaction Policy (the “Policy”), our Audit Committee must review and approve all transactions between certain related parties and us. Our Executive Vice President, Chief Legal Officer, and Secretary may refer a potential Related Party Transaction to the Audit Committee as these transactions are reported to him and upon the determination by the Executive Vice President, Chief Legal Officer, and Secretary that such transaction may constitute a Related Party Transaction.
Pursuant to the Policy, our Audit Committee must review and approve in advance any transaction, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeds or is expected to exceed $120,000, and in which any “related person” (as that term is defined in Instruction 1 to Item 404(a) of SEC Regulation S-K) had or will have a direct or indirect material interest, referred to as a “related party transaction.” Each director, nominee for director, and executive officer is responsible for providing prompt written notice to the Corporate General Counsel of any potential Related Party Transaction involving covered related persons. All such transactions must be reviewed and preapproved by our Audit Committee. No director may participate in any discussion or approval of a related party transaction for which he or she, or his or her relative, is a related party, but may participate in all or a portion of the Audit Committee’s discussions of the Related Party Transaction if requested by the chairperson of the Audit Committee.
The following is a description of each transaction that has occurred during 2020 and 2021, and currently proposed transaction in which:
●
we have been or are to be a participant

●
the amount involved exceeded or will exceed $120,000

●
any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or any member of their immediate family or person sharing their household had or will have a direct or indirect material interest

DriverTech
We utilize DriverTech, a provider of onboard computers designed for in-cab use and related software for the trucking industry, to maximize communication with and training of our drivers. As of December 31, 2021, the Company, Max Fuller, and the estate of Patrick Quinn owned approximately 20.73%, 6.00%, and 6.00%, respectively, of the outstanding stock of DriverTech. Our total payments to this provider were approximately $2.2 million in 2020 and $1.9 million in 2021.
Related Employees
We contract with Nancy Landreth, Max Fuller’s sister, to operate our Company merchandise stores, including purchasing Company merchandise store inventory from Ms. Landreth. We paid Ms. Landreth approximately $1.2 million in 2020 and $2.1 million in 2021, which includes purchases of Company merchandise products.

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Certain Relationships and Related Transactions
Management Agreements
We entered into agreements with Mr. Max Fuller and, prior to his death in 2011, Mr. Patrick Quinn, our co-founder, that require us to make certain payments following death or disability. Mr. Quinn’s agreement, as amended, provides for continuation of 100% of base salary ($1.0 million per year) through the fifth anniversary of his death, 50% of base salary thereafter until the seventh anniversary of his death and 25% of base salary thereafter until the 10th anniversary of his death. We paid approximately $0.25 million to Mr. Quinn’s surviving spouse under this agreement in 2019 and 2020. We received approximately $4.7 million in gross life insurance proceeds upon Mr. Quinn’s death, which included approximately $0.6 million of accumulated cash value, that partially offset payments we have made under this agreement. Mr. Max Fuller’s agreement, as amended, provides for continuation of 100% of then-current base salary for five years following the date of his death or disability, 50% of base salary thereafter until the seventh anniversary of his death and 25% of base salary thereafter until the 10th anniversary of his death. We have life insurance policies in the amount of $6.0 million on the life of Mr. Max Fuller that would partially offset this amount.
We paid $0.2 million in premiums in each of 2020 and 2021 for second-to-die life insurance policies insuring the life of Mr. Quinn’s surviving spouse. We also paid premiums for second-to-die life insurance policies insuring the lives of Mr. Max Fuller and his spouse, the payment of which is disclosed in the Summary Compensation Table. Pursuant to split-dollar agreements, the Company is entitled to receive repayment of the premiums it paid for such life insurance policies upon the death of Mr. Quinn’s surviving spouse and upon the death of the second-to-die of Mr. Max Fuller and his spouse.
Stockholders’ Agreement
We have entered into a Stockholders’ Agreement with certain stockholders who are members of the Fuller and Quinn families (or trusts for the benefit of any of them or entities owned by any of them) (as amended, the “Stockholders’ Agreement”). The Stockholders’ Agreement prohibits a party thereto from transferring its shares of our common stock, except:
●
in a registered offering

●
in a sale pursuant to Rule 144

●
for certain permitted transfers to specified transferees who agree to be bound by the terms of the stockholders’ agreement

●
in certain block sales

The foregoing description is a summary of the material terms of the Stockholders’ Agreement. Because this description is only a summary, you may refer to the document in its entirety, which is an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and the amendment thereto, which is an exhibit to the Company’s Current Report on Form 8-K filed on May 31, 2019.
Registration Rights Agreement
We have entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain members of the Fuller and Quinn families (or trusts for the benefit of any of them or entities owned by any of them), pursuant to which such persons are entitled to demand the registration of or the sale of certain or all of our common stock that they beneficially own. Among other things, under the terms of the Registration Rights Agreement:
●
if we propose to file certain types of registration statements under the Securities Act with respect to an offering of equity securities, we will be required to use our commercially reasonable

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Certain Relationships and Related Transactions
efforts to offer the other parties to the Registration Rights Agreement, if any, the opportunity to register the sale of all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”); and
●
the other parties to the Registration Rights Agreement have the right, subject to certain conditions and exceptions, to request that we file registration statements with the SEC for one or more underwritten offerings of all or part of our common stock that they beneficially own, and the Company is required to use commercially reasonable efforts to cause any such registration statements to be filed with the SEC and become effective.

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of the selling stockholders, will be paid by us. Each selling stockholder will pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such selling stockholder’s stock pursuant to any such registration.
The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods, and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The foregoing description is a summary of the material terms of the Registration Rights Agreement. Because this description is only a summary, you may refer to the entire document, which is an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

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Relationship with Independent Registered Accounting Firm
Relationship with Independent Registered Accounting Firm
Principal Accounting Fees and Services
The principal independent registered public accounting firm utilized by us during 2021 and 2020 was GT.
GT billed us the following amounts for services provided in the following categories during the years ended December 31, 2021 and 2020:
	2021	2020
Audit Fees(1)	$1,178,631	$1,343,203
Audit-Related Fees(2)	—	―
Tax Fees(3)	26,445	105,519
All Other Fees(4)	62,500	―
Total	$1,267,576	$1,448,722

(1)
Audit fees consist of fees for (i) the audits of our annual financial statements included in our Annual Report on Form 10-K for 2021 and 2020 and review of the interim financial statements included in our Quarterly Reports on Form 10-Q in 2021 and 2020, and (ii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and are not reported under Audit Fees.

(3)
Tax fees reflect all services, except those services specifically related to the audit of the financial statements, performed by the GT’s tax personnel. The tax fees for 2021 and 2020 primarily include services in connection with. tax compliance matters.

(4)
All other fees relate to other permissible advisory-related services not included in the categories above.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee maintains a policy pursuant to which the Audit Committee Chair reviews all audit services and permitted non-audit services to be performed by our independent registered public accounting firm in order to assure that the provision of such services is compatible with maintaining the firm’s independence, with the Audit Committee retaining the authority to make the final decision. Under this policy, the Audit Committee pre-approves specific types or categories of engagements constituting audit, audit-related, tax, or other permissible non-audit services to be provided by our principal independent registered public accounting firm. Pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement.
Management and the principal independent registered public accounting firm are required to periodically report to the Audit Committee regarding the extent of services provided by the principal independent registered public accounting firm in accordance with the annual pre-approval, and the fees for the services performed to date. To the extent that management believes that a new service or the expansion of a current service provided by the principal independent registered public accounting firm is necessary or desirable, such new or expanded services are presented to the Audit

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Relationship with Independent Registered Accounting Firm
Committee for its review and approval prior to the engagement of the principal independent registered public accounting firm to render such services. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C), of SEC Regulation S-X during the year ended December 31, 2021.

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Proposals
Proposals
Proposal 1—Election of Directors
At the Annual Meeting, the stockholders will elect eight directors to serve as the Board until our next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Upon the recommendation of the Governance Committee, our Board has nominated for election as directors the following eight individuals: Eric Fuller, Max Fuller, Jon Beizer, Edward “Ned” Braman, Jennifer Buckner, Michael Ducker, Dennis Nash, and John Rickel. Each nominee is presently serving as a director. The individual qualifications, skills, and experience of the director nominees are discussed in their respective biographies in this Proxy Statement.
Each proxy will be voted as directed on each proxy card, or in the absence of contrary instructions, each proxy will be voted for the election of all director nominees. In the event any director nominee becomes unwilling or unable to serve as a director prior to the vote on Proposal 1 at the Annual Meeting, the shares represented by your proxy will be voted for any substitute nominee designated by the Board, unless you expressly withhold authority to vote your shares for the unavailable nominee or substitute nominee.
Proposal
1	Election of Eight Directors	OUR BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE

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Proposals
Proposal 2—Advisory Approval of the Company’s Executive Compensation (“Say on Pay”)
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), we are including in this Proxy Statement a separate resolution, subject to stockholder vote, to approve, in a non-binding vote, the compensation of our NEOs as disclosed on pages 31 to 53. Non-binding votes to approve the compensation of our NEOs are held every year.
As described in more detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:
OBJECTIVE	HOW OUR EXECUTIVE COMPENSATION PROGRAM ACHIEVES THIS OBJECTIVE
Attract and retain our NEOs	We provide fixed cash compensation to provide stability that allows our NEOs to focus on achievement of business objectives.
Focus and motivate our NEOs to achieve corporate annual financial goals	Cash bonuses for each of our NEOs are based on annual goals.
Enhance executives’ incentives to increase our stock price and focus on the long-term interests of our stockholders.
We incorporate cash and equity compensation components into our plan to provide incentives for short- and long-term objectives.
●
Annual cash incentives with the majority of the payout based on targets with objective, measurable criteria keep management focused on near-term results.

●
The equity compensation component, which for 2021 included awards of restricted stock grants, is designed to (i) utilize the stockholder-aligned retentive value of restricted stock; (ii) mitigate the impact on the share reserve given the stock price decline preceding the annual grant date; (iii) limit stockholder dilution; and (iv) encourage a long-term focus through a four-year vesting period.

We attempt to keep base salaries reasonable and weight overall compensation toward incentive and equity-based compensation.
We have stock retention guidelines to further align the interests of NEOs with the interests of our stockholders.

We urge stockholders to read the Compensation Discussion and Analysis beginning on page 31 of this Proxy Statement for more information on our executive compensation policies and procedures. The Compensation Committee and the Board believe the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals.
Accordingly, we are asking our stockholders to approve, in a non-binding vote, the following resolution in respect of this Proposal 2:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes, and narrative discussion in this Proxy Statement for the Company’s 2022 Annual Meeting of Stockholders.”

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Proposals
This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. The next “say on pay” vote will be held during our 2023 Annual Meeting of Stockholders.
Proposal
2	Advisory Approval of the Company’s Executive Compensation (“Say on Pay”)	OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

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Proposals
Proposal 3—Ratification of the Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed GT as the Company’s independent registered public accounting firm for the year ending December 31, 2022.
We are asking our stockholders to ratify the appointment of GT as our independent registered public accounting firm for the year ending December 31, 2022. Each proxy will be voted as directed on each proxy card; or in the absence of contrary instructions, each proxy will be voted for the ratification of GT. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of GT to our stockholders for ratification as a matter of good corporate governance practice. The Audit Committee will reconsider the appointment if not ratified. Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. GT is expected to be present at the Annual Meeting and to be available to respond to appropriate questions. GT’s representative will have an opportunity to make a statement at the Annual Meeting should they desire to do so.
Proposal
3	Ratification of the Appointment of GT as the Company’s Independent Public Accounting Firm	OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

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General Information
General Information
This Notice of Meeting and Proxy Statement are furnished in connection with the solicitation of proxies from the stockholders of U.S. Xpress Enterprises, Inc., a Nevada corporation, to be voted at the Annual Meeting. The Annual Meeting will be held as an audio conference call accessible via telephone, instead of an in-person meeting, at 11:30 a.m. EDT, on Wednesday, May 25, 2022, and any adjournment thereof. The instructions for stockholders of record as of March 29, 2022, to access the meeting are below:
●
Beginning at 11:15 a.m. EDT, up until the start time 11:30 a.m. EDT, dial 1-877-423-9813 and request to join the U.S. Xpress Annual Meeting of Stockholders

●
Stockholders should be prepared to provide their name and personal identification number (personal identification number is the Control Number as provided in the voting materials)

Proxy Materials
A Notice of Internet Availability of Proxy Materials (the “Internet Notice”) was first sent on April 14, 2022, to stockholders of record of our Class A common stock and Class B common stock at the close of business on March 29, 2022 (the “Record Date”). The Internet Notice will instruct you as to how you may access and review the proxy materials, as well as how you request a printed copy of the Proxy Statement. This Proxy Statement, the proxy card, and our Annual Report to Stockholders for the fiscal year ended December 31, 2021 (our “2021 Annual Report”), which collectively comprise our “proxy materials,” are first being made available to stockholders on April 14, 2022. Our proxy materials are also available free of charge at www.astproxyportal.com/ast/22219/.
Voting Requirements and Board Recommendations
PROPOSAL NUMBER	DESCRIPTION	BOARD RECOMMENDATION	VOTING REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS(2)	EFFECT OF BROKER NON- VOTES(3)
1	Election of directors	FOR	Plurality of votes cast(1)	No effect	No effect
2	Advisory vote to approve NEO compensation	FOR	Majority of the voting power of the shares of Class A and Class B common stock represented at the meeting and entitled to vote, voting together as a single class	Same effect as a vote “Against”	No effect
3	Ratification of the appointment of GT as our independent registered public accounting firm for 2022	FOR	Majority of the voting power of the shares of Class A and Class B common stock represented at the meeting and entitled to vote, voting together as a single class	Same effect as a vote “Against”	Discretionary vote of broker

(1)
The eight director nominees receiving the highest number of votes for their election will be elected. Any incumbent director who receives a greater number of votes “withheld” from or voted “against” his or her election than are voted “for” such election (excluding abstentions and broker non-votes) shall be subject to the majority vote policy described under “Corporate Governance — The Board of Directors and Its Committees — Board of Directors — Majority Vote Policy.”

(2)
“Abstentions” (or “withhold votes” in the case of the election of directors) are shares that are entitled to vote but that are not voted at the direction of the holder.

(3)
“Broker non-votes” are shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner.

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General Information
Quorum Requirement
In order to transact business at the Annual Meeting, a quorum must be present. A quorum is present if the holders of a majority of the voting power of the issued and outstanding shares of stock entitled to vote are represented at the Annual Meeting by participation in the Annual Meeting teleconference or by proxy. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.
Voting By Proxy
When a proxy is executed and returned (and not revoked) prior to the Annual Meeting, the proxy will be voted according to the instructions the stockholder made when granting the proxy. Unless otherwise specified or if no choice is indicated on a proxy, all proxies received pursuant to this solicitation will be voted in accordance with the recommendations by our Board.
If you do not provide voting instructions on Proposals 1, 2, or 3 or for any other matters properly presented at the Annual Meeting, your proxy also gives such persons the discretionary authority to vote your shares represented thereby as recommended above by the Board and in accordance with any such person’s best judgment. In the event any director nominee becomes unwilling or unable to serve as a director prior to the vote on Proposal 1 at the Annual Meeting, the shares represented by your proxy will be voted for any substitute nominee designated by the Board, unless you expressly withhold authority to vote your shares for the unavailable nominee or substitute nominee. None of the proposals discussed in this Proxy Statement that are intended to be acted upon at the Annual Meeting are related to or conditioned upon the approval of any other matters.
Record Date and Voting Rights
The Record Date for the Annual Meeting is March 29, 2022. Only stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting, either by voting during the Annual Meeting teleconference or by valid proxy. Holders of Class A common stock are entitled to one vote for each share held. Holders of Class B common stock are entitled to five votes for each share held. If any person other than Messrs. Max Fuller and Eric Fuller and Ms. Lisa Quinn Pate (collectively, the “Qualifying Stockholders”) (or certain trusts for the benefit of any of them or their family members or certain entities owned by any of them or their family members) obtains beneficial ownership of shares of Class B common stock, then such shares of Class B common stock will immediately and automatically convert into shares of Class A common stock on a one-for-one basis.
Additionally, each share of Class B common stock immediately and automatically converts into an equal number of shares of Class A common stock on the last day of the first calendar quarter during which the outstanding shares of Class B common stock shall constitute less than 10% of all of our outstanding common stock. After the conversion of shares of Class B common stock into shares of Class A common stock under the occurrence of either event described above, the holders of such converted shares will be entitled to one vote per share. The Class A common stock and Class B common stock vote together as a single class, except as otherwise required by applicable law and except that a separate vote of the holders of Class B common stock is required for: any amendment of our Third Amended and Restated Articles of Incorporation or Bylaws that modifies the voting, conversion, or other powers, preferences, other special rights or privileges, or restrictions of the Class B common stock; or any reclassification of outstanding shares of Class A common stock into shares having rights as to dividends or liquidation that are senior to the Class B common stock or the right to more than one vote for each share thereof. We have no other class of stock outstanding. Holders of Class A common stock and Class B common stock are not entitled to cumulative voting in the election of directors.

investor.usxpress.com	2022 Proxy Statement / 71

General Information
On the Record Date, the closing market price of our Class A common stock as reported on NYSE was $4.25 per share. On the Record Date, there were issued and outstanding (i) 36,436,678 shares of Class A common stock (including 1,077,919 shares of restricted Class A common stock subject to certain time vesting provisions, which carry voting rights), entitled to cast an aggregate 36,436,678 votes on all matters subject to a vote at the Annual Meeting and (ii) 15,777,083 shares of Class B common stock, entitled to cast an aggregate 78,885,415 votes on all matters subject to a vote at the Annual Meeting. The total number of shares of our Class A common stock and Class B common stock issued and outstanding on the Record Date was approximately 52,213,761 and the holders of such shares are entitled to cast an aggregate of 115,322,093 votes on all matters subject to a vote at the Annual Meeting. The Inspector of Elections will tabulate votes cast at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K filed with the SEC in accordance with SEC rules.
Voting Instructions
Your type of stock ownership determines the method by which you may vote your shares. If your shares are registered directly in your name in the stock register and stock transfer books of the Company or with our transfer agent (American Stock Transfer & Trust Company, LLC), you are a “registered holder” and considered the stockholder of record with respect to those shares. If you hold your shares through a broker, rather than holding shares registered directly in your name, you are considered a “beneficial owner” of shares held in street name. Beneficial owners have the right to instruct their broker how to vote the shares held in their account.
Registered Stockholders
If you are a registered holder of record of our Class A common stock, you may vote your shares either:
●
over the telephone by calling a toll-free number

●
by using the internet and visiting the designated website

●
by mailing your proxy card

●
by voting during the Annual Meeting teleconference

Registered holders of our Class B stock may vote either:
●
by mailing your proxy card

●
by voting during the Annual Meeting teleconference

For 2022, we have arranged for telephone and internet-voting procedures to be used. These procedures have been designed to authenticate your identity, to allow you to give instructions, and to confirm that those instructions have been recorded properly. If you choose to vote by telephone or by using the internet by accessing the designated website, please refer to the specific instructions on the proxy card. The deadline for voting by telephone or the internet is 11:59 p.m. EDT on Tuesday, May 24, 2022. If you wish to vote using the proxy card, please complete, sign, and date your proxy card and return it to us before the Annual Meeting.
Beneficial Stockholders
If you are a beneficial stockholder and hold your shares in street name, you will need to obtain a voting instruction form from the broker or institution that holds your stock and must follow the voting instructions given by that broker or institution. If you do not provide voting instructions to your broker, whether your shares can be voted on your behalf depends on the type of item being considered for vote. Under NYSE rules, brokers are permitted to exercise discretionary voting authority only on “routine” matters. Therefore, your broker may vote on Proposal 3 (“Ratification of the appointment of

72 / 2022 Proxy Statement	investor.usxpress.com

General Information
GT as our independent registered public accounting firm for 2022”) even if you do not provide voting instructions, because it is considered a routine matter. Your broker is not permitted to vote on the other Proposals if you do not provide voting instructions because those items involve matters that are considered non-routine. A beneficial owner of shares may not vote during the Annual Meeting teleconference unless they obtain from their broker or institution a legal proxy that gives them the right to vote the shares.
Changing Your Vote
Returning a proxy card now will not interfere with your right to telephonically attend the Annual Meeting or to vote your shares at the Annual Meeting if you wish to do so. Stockholders who execute and return proxies may revoke them at any time before they are exercised during the call to vote by either:
●
giving written notice of their revocation to our Executive Vice President, Chief Legal Officer, and Secretary at our principal executive office address

●
executing a subsequent proxy and delivering it to our Executive Vice President, Chief Legal Officer, and Secretary

●
re-voting by telephone or internet

●
by voting during the Annual Meeting teleconference

Telephonic attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.
Costs of Solicitation
We will bear the cost of solicitation of proxies, which we expect to be nominal, and we will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of our outstanding common stock. Proxies will be solicited by mail, and may be solicited personally by directors, officers, and our regular employees, who will not receive any additional compensation for any such services.
Stockholder Proposals
To be eligible for inclusion in our proxy materials relating to our 2023 Annual Meeting of Stockholders, stockholder proposals intended to be presented at that meeting must be in writing and received by us at our principal executive office on or before December 15, 2022. However, if the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or after May 25, 2023, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2023 Annual Meeting of Stockholders will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.
If, pursuant to our Bylaws, any stockholder intends to present a proposal at the 2023 Annual Meeting of Stockholders without inclusion of such proposal in our proxy materials, we must receive notice of such proposal no earlier than January 25, 2023, and no later than February 24, 2023. Any notice received prior to January 25, 2023, or after February 24, 2023, is untimely. However, if the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after May 25, 2023, notice by the stockholder in order to be timely must be received no earlier than the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

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General Information
Proposals must concern a matter that may be properly considered and acted upon at the Annual Meeting of Stockholders in accordance with applicable laws and regulations and our Bylaws, committee charters and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these requirements.
Additionally, our stockholders who meet the requirements set forth in our Bylaws may submit director nominations for inclusion in the proxy materials. Such nominations for the 2023 Annual Meeting must be received by the Company no earlier than November 15, 2022, and no later than December 15, 2022. Any nomination received prior to November 15, 2022, or after December 15, 2022, is untimely. However, if the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or 30 days after May 25, 2023, such nominations in order to be timely must be received no later than the close of business on the later of the 180th day prior such annual meeting date or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
Written copies of all stockholder proposals should be addressed and sent to Nathan Harwell, Executive Vice President, Chief Legal Officer, and Secretary; U.S. Xpress Enterprises, Inc.; 4080 Jenkins Road; Chattanooga, TN 37421. Stockholder proposals must comply with the rules and regulations of the SEC.
Other Matters
As of the mailing date of this Proxy Statement, the Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. As to other business (if any) that may properly be brought before the Annual Meeting, we intend that proxies solicited by the Board will be voted in accordance with the best judgment of those voting the proxies.
U.S. Xpress Enterprises, Inc.

Max Fuller Executive Chairman of the Board
April 14, 2022

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ANNUAL MEETING OF STOCKHOLDERS OF

U.S. XPRESS ENTERPRISES, INC.

May 25, 2022

GO GREEN

20833000000000001000 0 052522

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Jon Beizer
- ○ Edward "Ned" Braman
- ○ Jennifer G. Buckner
- ○ Michael Ducker
- ○ Eric Fuller
- ○ Max Fuller
- ○ Dennis Nash
- ○ John C. Rickel

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OFU.S. XPRESS ENTERPRISES, INC.May 25, 2022GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card, and Annual Report are available at - http://www.astproxyportal.com/ast/22219/Please sign, date and mail your proxy card in the envelope provided as soon as possible.Please detach along perforated line and mail in the envelope provided.20833000000000001000 0052522THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x1. Election of Directors:2.Advisory and non-binding vote to approve Named Executive Officer FOR AGAINST ABSTAINNOMINEES:compensation.3.Ratification of the appointment of Grant Thornton LLP as ourFOR ALL NOMINEESO Jon Beizerindependent registered public accounting firm for 2022.O Edward “Ned” BramanWITHHOLD AUTHORITYO Jennifer G. BucknerFOR ALL NOMINEESO Michael DuckerFOR ALL EXCEPTO Eric FullerO Max FullerIn their discretion, the proxies are authorized to vote upon such other business as may properly(See instructions below)O Dennis Nashcome before the Annual Meeting. This proxy when properly executed will be voted as directedO John C. Rickelherein by the undersigned stockholder.If no direction is made, this proxy will be voted FOR all nominees listed in Proposal 1and FOR Proposals 2 and 3.INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.Signature of StockholderDate:Signature of StockholderDate:Note: Please signexactly as your name or names appear on this Proxy. Whensharesare held jointly, eachholder should sign. Whensigning as executor, administrator, attorney, trustee orguardian,please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

U.S. XPRESS ENTERPRISES, INC.Proxy for Annual Meeting of Stockholders on May 25, 2022Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints Eric Fuller, Eric Peterson, and Max Fuller, or any of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Class A common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of U.S. XPRESS ENTERPRISES,INC., to be held on May 25, 2022 11:30 a.m., Eastern Daylight Time, and at any adjournments or postponements thereof. The undersigned may call into the Annual Meeting of Stockholders by dialing 1-877-423-9813 and requesting to join the U.S. Xpress AnnualMeeting of Stockholders, beginning at 11:15 a.m., Eastern Daylight Time up until the start time of 11:30 a.m. Eastern Daylight Time. The undersigned should be prepared to provide their name and personal identification number.(Continued and to be signed on the reverse side)